Exhibit 10.2
HANESBRANDS INC.
RETIREMENT SAVINGS PLAN
Conformed through Eighth Amendment

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17.05 Interested Party	71
17.06 Reliance on Data	71
17.07 Committee Decisions	71

SECTION 18	72
Adoption of Plan by Controlled Group Members	72

SECTION 19	73
Supplements to the Plan	73

EXHIBIT A	74
Accounts Transferred from the Sara Lee Plan	74

SUPPLEMENT A
Provisions Relating to the Merger of the National Textiles, L.L.C. 401(k) Plan into the Hanesbrands Inc. Retirement Savings Plan

SUPPLEMENT B
Special Participation Provisions

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HANESBRANDS INC.
RETIREMENT SAVINGS PLAN
(Effective as of July 24, 2006)
SECTION 1
1.01 Background; Purpose of Plan
     The purpose of the Plan is to permit Eligible Employees of Hanesbrands Inc. (the “Company”) and the other Employers to accumulate their retirement savings on a tax-favored basis. A portion of the Plan (that portion of the Plan invested in the Sara Lee Corporation Common Stock Fund prior to the Spin-Off date and that portion of the Plan invested in the Hanesbrands Inc. Common Stock Fund thereafter) is designed to invest primarily in qualifying employer securities and is intended to satisfy the requirements of an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code) (the ESOP component); up to 100% of Plan assets may be invested in qualifying employer securities. The remaining portion of the Plan is a profit sharing plan intended to satisfy all requirements of Section 401(a) of the Code and includes a cash or deferred arrangement intended to satisfy the requirements of Section 401(k) of the Code (the 401(k) component). For each Plan Year, the 401(k) component shall include all of a Participant’s Before-Tax Contributions, the Employers’ Matching Contributions, the Additional Company Contribution and, for the 2006 Plan Year, the Transition Contribution allocable to the Participant with respect to that Plan Year, for all purposes of the Plan.
     As of the Effective Date, the benefits of each Transferred Participant shall be transferred from the Sara Lee Plan, and continued in the form of, the Plan. As soon as administratively practicable on or after the Effective Date, (i) liabilities equal to the aggregate Account balances, as adjusted through the Effective Date, of each Transferred Participant shall be transferred from the Sara Lee Plan to the Plan and credited to the appropriate Plan accounts of each Transferred Participant and subject to the terms and conditions of the Plan, and (ii) the assets of the trust funding the Sara Lee Plan attributable to Transfer Participants’ benefits shall be transferred (in kind) to the Trustee of the Trust. The transfer of the Transferred Participants’ benefits from the Sara Lee Plan into the Plan and the transfer of assets to the Trust shall comply with Sections 401(a)(12), 411(d)(6), and 414(l) of the Code and the regulations thereunder.
     After the Effective Date, if a Transferred Participant becomes entitled to an additional allocation under the Sara Lee Plan, then assets and liabilities equal to the additional amount so allocable shall be transferred from the Sara Lee Plan to the Plan as soon as administratively practicable after the allocable amount has been determined and shall be invested pursuant to the Transferred Participant’s current investment elections. In addition, if a Transferred Participant transfers to employment with an Employer after the Effective Date but before the Spin-Off Date, then assets and liabilities equal to the Transferred Participant’s account balance in the Sara Lee Plan shall be transferred to the Plan and invested in accordance with the Transferred Participant’s current investment elections. The transfers described in this paragraph shall comply with Sections 401(a)(12), 411(d)(6) and 414(l) of the Code and the regulations thereunder.

1.02 Effective Date; Plan Year
     Except as otherwise required to comply with applicable law or as specifically provided herein, the Plan is effective July 24, 2006 (the “Effective Date”). The first “Plan Year” is a short plan year beginning as of July 24, 2006 and ending December 31, 2006. Thereafter, the “Plan Year” shall be the twelve month period from each January 1 through December 31.
1.03 Plan Administration
     As described in Subsection 17.01, the Committee shall be the administrator (as that term is defined in Section 3(16)(A) of ERISA) of the Plan and shall be responsible for the administration of the Plan; provided, however, that the Committee may delegate all or any part of its powers, rights, and duties under the Plan to such person or persons as it may deem advisable.
1.04 Plan Supplements
     The provisions of the Plan may be modified by Supplements to the Plan. The terms and provisions of each Supplement are a part of the Plan and supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between such other Plan provisions and such Supplement.
1.05 Trustee; Trust
     Amounts contributed under the Plan are held and invested, until distributed, by the Trustee. The Trustee acts in accordance with the terms of the Trust, which implements and forms a part of the Plan. The provisions of and benefits under the Plan are subject to the terms and provisions of the Trust.

SECTION 2
Definitions
     The following terms, when used herein, unless the context clearly indicates otherwise, shall have the following respective meanings:
2.01 Account
     Except as may be stated elsewhere in the Plan, “Account” and “Accounts” mean all accounts and subaccounts maintained for a Participant (or for a Beneficiary after a Participant’s death or for an Alternate Payee).
2.02 Accounting Date
     “Accounting Date” means each day the value of an Investment Fund is adjusted for contributions, withdrawals, distributions, earnings, gains, losses or expenses, any date designated by the Committee as an Accounting Date, and an Accounting Date occurring under SECTION 8. It is anticipated that each Investment Fund will be valued as of each day on which the New York Stock Exchange is open for trading and the Trustee is open for business.
2.03 Actual Deferral Percentage
     “Actual Deferral Percentage” for a group of Eligible Employees for a Plan Year means the average of the deferral ratios (determined separately for each Eligible Employee in such group) of: (a) the Eligible Employee’s Before-Tax Contributions for the Plan Year; to (b) the Eligible Employee’s compensation (determined in accordance with Code Section 414(s)) for such Plan Year.
2.04 Adjusted Net Worth
     “Adjusted Net Worth” of an Investment Fund as of any Accounting Date means the then net worth of that Investment Fund as determined by the Trustee in accordance with the provisions of the Trust Agreement.
2.05 After-Tax Account
     “After-Tax Account” means an Account maintained pursuant to Subparagraph 8.01(d).
2.06 Alternate Payee
     “Alternate Payee” means a spouse, former spouse, child or other dependent of a Participant entitled to receive payment of a portion of the Participant’s vested Plan benefits under a qualified domestic relations order, as defined in Section 414(p) of the Code.

2.07 Annual Addition
     “Annual Addition” for any Limitation Year means the sum of annual additions to a Participant’s Account for the Limitation Year. Notwithstanding any Plan provision to the contrary, a Participant’s Annual Addition shall be determined in accordance with Code Section 415 and applicable Treasury regulations issued thereunder.
2.08 Annual Company Contribution
     “Annual Company Contribution” means a contribution made by an Employer on behalf of each Annual Company Contribution Participant pursuant to Subsection 5.02.
2.09 Annual Company Contribution Account
     “Annual Company Contribution Account” means an Account maintained pursuant to Subparagraph 8.01(c).
2.10 Appeal Committee
     “Appeal Committee” means an ERISA Appeal Committee as described in Subsection 17.02 of the Plan.
2.11 Before-Tax Contribution
     “Before-Tax Contribution” means the compensation deferrals under Code Section 401(k) a Participant elects to make pursuant to Subsection 4.01. Notwithstanding the foregoing, for purposes of implementing the required limitations of Code Sections 401(k), 402(g), and 415 contained in Subsections 6.01, 6.03 and 6.05, Before-Tax Contributions shall not include Catch-Up Contributions or deferrals made pursuant to Code Section 414(u) by reason of an Eligible Employee’s qualified military service.
2.12 Before-Tax Contribution Account
     “Before-Tax Contribution Account” means the Account maintained by the Committee pursuant to Subparagraph 8.01(a).
2.13 Beneficiary
     “Beneficiary” means any person or persons (who may be designated contingently, concurrently or successively) to whom a Participant’s Account balances are to be paid if the Participant dies before he or she receives his or her entire vested Account.
2.14 Catch-Up Contribution
     “Catch-Up Contribution” means the deferrals of Compensation under Code Section 414(v) an eligible Participant elects to make pursuant to Subsection 4.02.

2.15 Code
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.16 Committee
     “Committee” means the Committee appointed by the Company to administer the Plan as described in SECTION 17 of the Plan.
2.17 Company
     “Company” means Hanesbrands Inc. or any successor organization or entity that assumes the Plan.
2.18 Compensation
     “Compensation” for a Plan Year means the total wages (as defined in Section 3401(a) of the Code) paid to an individual by an Employer for the period in question for services rendered as an Employee of an Employer, which are subject to income tax withholding at the source, determined without regard to any exceptions to the withholding rules that limit the remuneration included in such wages and that are based on the nature or location of the employment or the services performed, determined in accordance with the following:
(a)	Including (i) elective contributions made on behalf of the Employee pursuant to the Employee’s salary reduction agreement under Sections 125, 401(k), and 132(f)(4) of the Code; and (ii) any differential wage payment (as defined in Section 3401(h)(2) of the Code).

(b)	Excluding the following:
(i)	Nonqualified stock option exercise income;

(ii)	Stock awards;

(iii)	Gains attributable to the sale of stock within the two (2) year period beginning on the date of grant under an employee stock purchase plan as described in Section 423 of the Code;

(iv)	Reimbursements or other expense allowances;

(v)	Fringe benefits (cash and non-cash);

(vi)	Moving expenses;

(vii)	Deferred compensation when earned or paid;

(viii)	Welfare benefits; and

(ix)	Severance pay.
For purposes of (A) determining and allocating contributions under Subsections 4.02, 5.02, 5.03 and 5.04, (B) applying the maximum percentage limitation specified in Subsection 4.01, and (C) applying the limitations of Subsections 6.01 and 6.02, the annual Compensation taken into account under the Plan for any Participant for a Plan Year shall not exceed $220,000 (as adjusted by the Secretary of the Treasury pursuant to Code Section 401(a)(17)(B)).
2.19 Contribution Percentage
     “Contribution Percentage” of a group of Eligible Employees for a Plan Year means the average of the ratios (determined separately for each Eligible Employee in such group) of: (a) the Matching Contributions made on behalf of such Eligible Employee for such Plan Year; to (b) the Eligible Employee’s compensation (determined in accordance with Code Section 414(s)) for such Plan Year.
2.20 Controlled Group Member
     “Controlled Group Member” means the Company and any affiliated or related corporation that is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code) that includes the Company or any trade or business (whether or not incorporated) which is under the common control of the Company (within the meaning of Section 414(b), (c) or (m) of the Code).
2.21 Covered Group
     “Covered Group” means a group or class of Employees to which the Plan has been and continues to be extended by an Employer pursuant to Subsection 3.02. A listing of the Covered Groups under the Plan is included in Exhibit A to the Plan.
2.22 Direct Rollover
     “Direct Rollover” means a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.
2.23 Distributee
     “Distributee” means a Participant (including a Participant described in Subsection 7.02 of the Plan) or Beneficiary. In addition, the Participant’s surviving spouse and the Participant’s spouse or former spouse who is an Alternate Payee are Distributees with regard to the interest of the spouse or former spouse.
2.24 Effective Date
     “Effective Date” of the Plan means July 24, 2006 as defined in Subsection 1.02.

2.25 Elective Deferral
     “Elective Deferral” means, with respect to any calendar year, each elective deferral as defined in Code Section 402(g).
2.26 Eligible Employee
     “Eligible Employee” means an Employee who is a member of a Covered Group and is otherwise eligible to participate in the Plan pursuant to either Subsection 3.01 or Subsection 12.01.
2.27 Eligible Retirement Plan
     “Eligible Retirement Plan” means the following:
(a)	An individual retirement account described in Section 408(a) of the Code;

(b)	An annuity contract described in Section 403(b) of the Code;

(c)	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred to such plan from this Plan;

(d)	An individual retirement annuity described in Section 408(b) of the Code;

(e)	An annuity plan described in Section 403(a) of the Code; or

(f)	A qualified trust described in Section 401(a) of the Code that accepts the Distributee’s Eligible Rollover Distribution.
2.28 Eligible Rollover Distribution
     “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include the following:
(a)	Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten (10) years or more;

(b)	Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(c)	Hardship withdrawals; and

(d)	Any distribution excluded from the definition of “Eligible Rollover Distribution” under the Code or applicable Treasury Regulations.
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion includes After-Tax Contributions that are not includible in gross income; provided, however, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), a qualified retirement plan (either a defined contribution plan or a defined benefit plan) described in Code Section 401(a) or 403(a), or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred.
2.29 Employee
     “Employee” means any person employed by one or more of the Employers who is on the regular payroll of an Employer and whose wages from the Employer are reported for Federal income tax purposes on Internal Revenue Service Form W-2 (or successor or equivalent form). Notwithstanding any provision of the Plan to the contrary, an individual who performs services for a Controlled Group Member but who is paid by an Employer under a common paymaster arrangement with such Controlled Group Member shall not be considered an Employee for purposes of the Plan. An Employer’s classification as to whether an individual constitutes an Employee shall be determinative for purposes of an individual’s eligibility under the Plan. An individual who is classified as an independent contractor (or other non-employee classification) shall not be considered an Employee and shall not be eligible for participation in the Plan, regardless of any subsequent reclassification of such individual as an Employee or employee of an Employer by an Employer, any government agency, court, or other third-party. Any such reclassification shall not have a retroactive effect for purposes of the Plan. Notwithstanding any other provision of the Plan to the contrary, nonresident alien individuals receiving no U.S.-source income from any Employer are not considered Employees under the Plan.
2.30 Employer
     “Employer” means the Company and each Controlled Group Member that adopts the Plan in accordance with SECTION 18.
2.31 Employer Contributions
     “Employer Contributions” means the following contributions made by an Employer on behalf of a Participant:
(a)	Annual Company Contributions;

(b)	Matching Contributions;

(c)	Transition Contributions; and

(d)	Any contributions that are made by an Employer in lieu of the contributions described in Subparagraphs (a), (b) or (c) above.

2.32 ERISA
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
2.33 Excess Contribution
     “Excess Contribution” means the amount by which Before-Tax Contributions (determined without regard to the Participant’s Catch-Up Contributions) for a Plan Year made by Highly Compensated Employees exceed the limitations of Subsection 6.01, as determined in accordance with Treasury Regulation Section 1.401(k)-2(b).
2.34 Excess Deferral
     “Excess Deferral” means the amount by which a Participant’s Before-Tax Contributions (determined without regard to the Participant’s Catch-Up Contributions) exceed the limitations of Code Section 402(g)(4), as provided in Subsection 6.03.
2.35 Excess Matching Contribution
     “Excess Matching Contribution” means the amount by which Matching Contributions for a Plan Year made by or on behalf of Highly Compensated Employees exceed the limitations of Subsection 6.02, as determined in accordance with Treasury Regulation Section 1.401(m)-2(b).
2.36 Fair Market Value
     “Fair Market Value” means (a) with respect to Sara Lee Stock or Hanesbrands Stock held in the Plan, the closing price per share on the New York Stock Exchange as of any date or (b) in the case of any other stock for which there is no generally recognized market, the value determined as of a particular date in accordance with Treasury Regulation Section 54.4975-11(d)(5) and based upon an evaluation by an independent appraiser meeting the requirements of the regulations prescribed under Section 401(a)(28)(C) of the Code or, in the absence of such regulations, requirements similar to the requirements of the regulations prescribed under Section 170(a)(1) of the Code and having expertise in rendering such evaluations.
2.37 Forfeiture
     “Forfeiture” means the amount by which a Participant’s Annual Company Contribution Account, Transition Contribution Account, Matching Contribution Account and Predecessor Company Account (or other Employer Contribution Account under any applicable Supplement to the Plan) is reduced under Subsections 6.01, 6.02, 6.03, 10.01 or any applicable Supplement.
2.38 Hanesbrands Stock
     “Hanesbrands Stock” means shares of common stock of Hanesbrands Inc.; provided, however, that, after the Spin-Off Date, such term shall include only such shares as constitute both “employer securities” as defined in Section 409(l) of the Code and “qualifying employer securities” as defined in Section 407(d)(5) of ERISA.

2.39 Highly Compensated Employee
     “Highly Compensated Employee” means a highly compensated employee as defined in Code Section 414(q) and the regulations thereunder. Generally, a Highly Compensated Employee means any Employee who: (a) during the immediately preceding Plan Year received annual compensation from the Employers (determined in accordance with Subsection 6.05 of the Plan) of more than $95,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue) and, at the Company’s discretion for such preceding year, was in the top-paid twenty percent (20%) of the Employees for that year; or (b) was a five percent (5%) owner of an Employer during the current Plan Year or the immediately preceding Plan Year.
     A former Participant shall be treated as a Highly Compensated Employee if such Participant was a Highly Compensated Employee when such Participant separated from service from a Controlled Group Member or such Participant was a Highly Compensated Employee at any time after attaining age fifty-five (55) years.
2.40 Hour of Service
     “Hour of Service” means any hour for which an Employee is compensated by an Employer, directly or indirectly, or is entitled to compensation from an Employer for the performance of duties and for reasons other than the performance of duties, and each previously uncredited hour for which back pay has been awarded or agreed to by an Employer, irrespective of mitigation of damages. Hours of Service shall be credited to the period for which duties are performed (or for which payment is made if no duties were performed), except that Hours of Service for which back pay is awarded or agreed to by an Employer shall be credited to the period to which the back pay award or agreement pertains. The rules for crediting Hours of Service set forth in Section 2530.200b-2 of Department of Labor regulations are incorporated by reference. References in this Subsection to an Employer shall include any Controlled Group Member.
2.41 Investment Committee
     “Investment Committee” means the committee appointed by the Company to manage the assets of the Plan and Trust.
2.42 Leased Employee
     “Leased Employee” means any person who is not an Employee of an Employer, but who has provided services to an Employer under the primary direction or control of the Employer, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the Employer and a leasing organization.
2.43 Leave of Absence
     “Leave of Absence” for Plan purposes means an absence from work which is not treated by the Participant’s Employer as a termination of employment or which is required by law to be treated as a Leave of Absence. A Totally Disabled Employee shall not be considered to be on a Leave of Absence for purposes of the Plan.
2.44 Limitation Year
     “Limitation Year” means the Plan Year.
2.45 Matching Contributions
     “Matching Contribution” means the amount of a Participant’s Before-Tax Contributions for which a Matching Contribution is payable pursuant to Subsection 5.03. Notwithstanding the foregoing, for purposes of implementing the required limitations of Code Sections 401(m) and 415 contained in Subsections 6.02 and 6.05, Matching Contributions shall not include employer contributions made pursuant to Code Section 414(u) by reason of an Eligible Employee’s qualified military service.
2.46 Matching Contribution Account
     “Matching Contribution Account” means an Account maintained pursuant to Subparagraph 8.01(b).
2.47 Maternity or Paternity Absence
     “Maternity or Paternity Absence” means an Employee’s absence from work because of the pregnancy of the Employee or birth of a child of the Employee, the placement of a child with the Employee, or for purposes of caring for the child immediately following such birth or placement. The Committee may require the Employee to furnish such information as the Committee considers necessary to establish that the Employee’s absence was for one of the reasons specified above.
2.48 Normal Retirement Age
     “Normal Retirement Age” means the date upon which a Participant attains age sixty-five (65) years.
2.49 One-Year Break in Service
     “One-Year Break in Service” means each twelve (12) consecutive month period commencing on an Employee’s or Participant’s Separation Date and on each anniversary of such date during which the Employee or Participant does not perform an Hour of Service. In the case of a Maternity or Paternity Absence, the twelve (12) consecutive month periods beginning on the first day of such absence and the first anniversary thereof shall not constitute a One-Year Break in Service.

2.50 Participant
     “Participant” means each Eligible Employee who satisfies the requirements of Subsection 3.01 or 12.01, as applicable.
2.51 Period of Service
     “Period of Service” means a period beginning on the date an Employee enters Service (or reenters Service) and ending on his or her Separation Date with respect to such period, subject to the following special rules:
(a)	An Employee shall be deemed to enter Service on the date he or she first completes an Hour of Service.
(b)	An Employee shall be deemed to reenter Service on the date following a Separation Date when he or she again completes an Hour of Service.

(c)	An Employee shall be deemed to have continued in Service (and thus not to have incurred a Separation Date) for the following periods:
(i)	Any period for which he or she is required to be given credit for Service under any laws of the United States; and

(ii)	The period (referred to herein as “Medical Leave”) prior to his or her Separation Date during which he or she is unable, by reason of physical or mental infirmity, or both, to perform satisfactorily the duties then assigned to him or her or which an Employer or Controlled Group Member is willing to assign to him or her, as determined by the Committee pursuant to a medical examination by a medical doctor selected or approved by the Committee. Such period shall end with the earlier of his or her Separation Date, or the date of cessation of such inability.
(d)	Subject to the rehire rules of Subsection 12.02, all periods of Service of an Employee shall be aggregated in determining his or her Service.

(e)	If an Employee is absent from work because he or she quits, is discharged or retires, and he or she reenters Service before the first anniversary of the date of such absence, such date shall not constitute a Separation Date and the period of such absence shall be included as Service.
2.52 Plan
     “Plan” means the Hanesbrands Inc. Retirement Savings Plan, as amended from time to time.

2.53 Plan Year
     The first “Plan Year” is a short plan year beginning as of July 24, 2006 and ending December 31, 2006. Thereafter, the “Plan Year” shall be the twelve (12) month period beginning each January 1 and ending on the next following December 31 as defined in Subsection 1.02.
2.54 Predecessor Company
     “Predecessor Company” means any corporation or other entity (other than Sara Lee Corporation), the stock, assets or business of which was acquired by an Employer or another Controlled Group Member prior to the Effective Date, or is acquired by an Employer or another Controlled Group Member on or after the Effective Date, whether by merger, consolidation, purchase of assets or otherwise, and any predecessor thereto designated by the Plan or by the Committee.
2.55 Predecessor Company Account
     “Predecessor Company Account” means an Account maintained pursuant to Subparagraph 8.01(f).
2.56 Predecessor Plan
     “Predecessor Plan” means a plan formerly maintained by a Controlled Group Member or a Predecessor Company (other than the Sara Lee Plan) that has been merged into and continued in the form of this Plan.
2.57 Required Commencement Date
     “Required Commencement Date” means the April 1 of the calendar year next following the later of the calendar year in which the Participant attains age seventy and one-half (70-1/2) or the calendar year in which his or her Separation Date occurs; provided, however, that the Required Commencement Date of a Participant who is a five percent (5%) owner (as defined in Code Section 416) of an Employer or a Controlled Group Member with respect to the Plan Year ending in the calendar year in which he or she attains age seventy and one-half (70-1/2) shall be April 1 of the next following calendar year.
2.58 Rollover Contribution
     “Rollover Contribution” means a Participant’s contribution pursuant to Subsection 4.04.
2.59 Rollover Contribution Account
     “Rollover Contribution Account” means the Account maintained pursuant to Subparagraph 8.01(e).

2.60 Sara Lee Plan
     “Sara Lee Plan” means the Sara Lee Corporation 401(k) Plan.
2.61 Sara Lee Stock
     “Sara Lee Stock” means shares of common stock of Sara Lee Corporation.
2.62 Separation Date
     “Separation Date” means the earlier of (a) the date on which an Employee or Participant is no longer employed by an Employer or a Controlled Group Member because he or she quits, retires, is discharged or dies; or (b) the first anniversary of the first day of any period during which an Employee or Participant remains absent from service with all Controlled Group Members for any reason other than quit, retirement, discharge or death.
2.63 Service
     “Service” means the number of completed calendar years and months during a Participant’s Periods of Service.
2.64 Spin-Off, Spin-Off Date
     “Spin-Off” means Sara Lee Corporation’s distribution of all of its interest in Hanesbrands Inc. The actual date of the Spin-Off shall be known as the “Spin-Off Date.”
2.65 Totally Disabled or Total Disability
     “Totally Disabled” or “Total Disability” when used in reference to a Participant means that condition of the Participant resulting from injury or illness which:
(a)	Results in such Participant’s entitlement to and receipt of monthly disability insurance benefits under the Federal Social Security Act; or

(b)	Results in such Participant’s entitlement to and receipt of (or would result in receipt of but for any applicable benefit waiting period) long-term disability benefits under a long-term disability income plan maintained or adopted by such Participant’s Employer.
2.66 Transferred Participants
     “Transferred Participant” means:
(a)	any participant who has an account in the Sara Lee Plan and is employed by Hanesbrands Inc. or a Sara Lee Corporation division listed on Exhibit A on the Effective Date;

(b)	any participant who (i) has an account in the Sara Lee Plan on the Effective Date, and (ii) after the Effective Date but before the Spin-Off Date is transferred from employment with Sara Lee Corporation (or a subsidiary) to employment as an Eligible Employee of Hanesbrands Inc. or of a Sara Lee Corporation division listed on Exhibit A; and

(c)	any participant in the Sara Lee Plan who was not employed by any controlled group member of Sara Lee Corporation on the Effective Date but who was last employed by Hanesbrands Inc., the Sara Lee Branded Apparel division of Sara Lee Corporation, or a Sara Lee Corporation division listed in Exhibit A.”
2.67 Trust Agreement
     “Trust Agreement” means the Hanesbrands Inc. Retirement Savings Plan Trust, which implements and forms a part of the Plan.
2.68 Trust Fund
     “Trust Fund” means all assets held or acquired by the Trustee in accordance with the Plan and the Trust.
2.69 Trustees
     “Trustees” mean the person or persons appointed to act as Trustees under the Trust Agreement.
2.70 Year of Service
     “Year of Service” means an Employee’s continuous employment by one or more of the Employers or other Controlled Group Members for the twelve (12) month period beginning on the Employee’s date of hire or on any anniversary of that date, subject to the provisions of Subsection 12.01 and the following:
(a)	A period of concurrent Service with two (2) or more of the Employers and the other Controlled Group Members will be considered as employment with only one of them during that period.

(b)	If an Employee is on a Leave of Absence authorized by his or her Employer, his or her period of continuous employment shall include such Leave of Absence, except for any portion thereof for which he or she is not granted rights as to reemployment by an Employer or a Controlled Group Member under any applicable statute.

(c)	If and to the extent the Committee so provides, part or all of the last continuous period of employment of an Employee with an Employer or any Predecessor

Company prior to the date of coverage hereunder shall be included in determining Years of Service; except that:
(i)	All service of a Transferred Participant that was recognized under the Sara Lee Plan as of the Effective Date shall be recognized and taken into account under the Plan to the same extent as if such service had been completed under the Plan, subject to any applicable break in service rules under the Sara Lee Plan and the Plan.

(ii)	If an individual (A) was previously employed by the Sara Lee Corporation (referred to as the “prior employers” for purposes of this Subparagraph), and (B) subsequently becomes an Employee of an Employer or a Controlled Group Member; all of the individual’s service with the prior employers shall be recognized and taken into account under the Plan to the same extent as if such service had been completed under the Plan, subject to any applicable break in service rules under the applicable prior employer’s plans and the Plan.
(d)	The foregoing provisions of this Subsection shall not be applied so as to allow an Employee to become a Participant in the Plan prior to the Employee’s actual employment by an Employer and his or her becoming a member of a Covered Group of Employees.

SECTION 3
Participation
3.01 Eligibility to Participate
(a)	Eligible Participants.
(i)	Each Transferred Participant shall become a Participant on the Effective Date or, if later, on the date of a transfer of employment described in Subparagraph 2.66(b), subject to the terms and conditions of the Plan. Each other Eligible Employee hired prior to January 1, 2008 shall become a Participant on the first date of the first payroll period following the date he or she attains age twenty-one (21) or on January 1, 2008, if earlier; except that Eligible Employees hired prior to January 1, 2008 and described in Supplement B to the Plan shall become Participants on their dates of hire without regard to their then attained age. Notwithstanding the foregoing, each Eligible Employee hired prior to January 1, 2008 must have attained age twenty-one (21) before becoming eligible for Annual Company Contributions provided under Subsection 5.02. An Eligible Employee may become a Participant only if he or she is a member of a Covered Group.

(ii)	Each Eligible Employee hired on or after January 1, 2008 shall become a Participant as follows:
(A)	With respect to Before-Tax Contributions, Catch-Up Contributions, and Matching Contributions, immediately following the date the Eligible Employee has completed at least 30 days of Service; and

(B)	With respect to Annual Company Contributions, upon his or her date of hire as an Eligible Employee or the date he or she attains age twenty-one (21), if later;
in each case, provided the Eligible Employee is then a member of a Covered Group.”
(b)	Special Participation Rules. Notwithstanding any provision of the Plan to the contrary, the following special participation rules shall apply:
(i)	“Participants” only for purposes of Subsection 4.04. For purposes of transferred amounts or Rollover Contributions made pursuant to Subsection 4.04, the term “Participant” shall include an Employee of an Employer who is not yet a Participant in the Plan, but such “Participant”

may not make Before-Tax Contributions or receive any Employer Contributions before satisfying the requirements of this Section.

(ii)	Transfer Between Covered Groups. In the event an Employee or Participant transfers employment from one Covered Group to a different Covered Group that is not eligible for the same contributions and benefits under the Plan, such individual shall be treated as terminating employment and simultaneously being reemployed under Subsection 12.01 solely for purposes of determining his or her eligibility for contributions and benefits under the Plan during his or her employment with the new Covered Group.

(iii)	Inactive Transferred Participants. Transferred Participants who are not actively employed by an Employer in a Covered Group shall be treated as terminated or restricted participants under Subsection 7.02 of the Plan.
3.02 Covered Group
     Designation of a Covered Group when made by the Company shall be effected by action of the Committee or by a person or persons authorized by said Committee. Designation of a Covered Group when made by any other Employer shall be effected by action of that Employer’s Board of Directors or a person or persons so authorized by that Board. Notwithstanding the foregoing, Employees who are or who become members of a group or class of Employees included in a collective bargaining unit covered by a collective bargaining agreement between an Employer and the collective bargaining representative of such Employees and who, as a consequence of good faith bargaining between the Employer and such representative, are excluded from participation in the Plan shall not be considered as belonging to a Covered Group.
3.03 Leave of Absence
     A Leave of Absence will not interrupt continuity of participation in the Plan. Leaves of Absence will be granted under an Employer’s rules applied uniformly to all Participants similarly situated. Notwithstanding any provision of the Plan to the contrary, (i) contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code, and (ii) in the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code) on or after January 1, 2007, the survivors of the Participant will be entitled to any benefits (other than benefit accruals relating to the period of qualified military service) provided under the plan had the Participant resumed and then terminated employment on account of death. In any case where a Participant is on a Leave of Absence or is a Totally Disabled Participant and his or her employment with an Employer and its Subsidiaries is terminated for any other reason, then his or her employment with the Employers for purposes of the Plan will be considered terminated on the same date and for the same reason.
3.04 Leased Employees
     A Leased Employee shall not be eligible to participate in the Plan. The period during which a Leased Employee performs services for an Employer shall be taken into account for purposes of Subsection 10.01 of the Plan, unless (a) such Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent (10%) of compensation, immediate participation for all employees and full and immediate vesting, and (b) Leased Employees do not constitute more than 20 percent (20%) of the Employers’ nonhighly compensated workforce.

SECTION 4
Before-Tax Contributions
4.01 Before-Tax Contributions
(a)	Before-Tax Contribution Election. Each full-time and part-time, exempt and non-exempt salaried or hourly Participant may elect to defer a portion of his or her Compensation for any Plan Year by electing to have a percentage (in multiples of one percent (1%) not to exceed fifty percent (50%)) of his or her Compensation contributed to the Plan on his or her behalf by his or her Employer as Before-Tax Contributions. A Participant may elect to make such Before-Tax Contributions beginning as soon as administratively possible following the date he or she becomes a Participant, subject to Subparagraph (b) below. Notwithstanding any Plan provision to the contrary, a Participant may make a Before-Tax Contribution election only with respect to amounts that are compensation within the meaning of Code Section 415 and Treasury Regulations Section 1.415(c)-2.

(b)	Automatic Deferral Election. Notwithstanding Subparagraph (a) above, each Participant as of January 1, 2008 who has not previously made an affirmative election under the Plan and each individual who becomes an Eligible Employee on or after January 1, 2008 will be deemed to have automatically elected to have four percent (4%) of his or her Compensation contributed to the Plan as Before-Tax Contributions beginning on January 1, 2008 or as soon as administratively possible after the Eligible Employee becomes a Participant under Subparagraph 3.01(a), if later. Each such Participant’s deferral percentage shall increase automatically by one percent (1%) each Plan Year thereafter, up to six percent (6%) of Compensation; provided, however, that the automatic deferral percentage for an Eligible Employee who becomes a Participant during the last three months of a Plan Year shall not increase until the beginning of the second Plan Year following his or her participation date; and further provided that automatic increases under this Subparagraph shall not apply once a Participant has made an affirmative election to change his or her deferral percentage, including an affirmative election to cease all deferrals. Prior to the date an automatic deferral election is effective, the Committee shall provide the Eligible Employee with a notice that explains the automatic deferral feature, the Eligible Employee’s right to elect not to have his or her Compensation automatically reduced and contributed to the Plan or to have another percentage contributed, and the procedure for making an alternate election. An automatic deferral election shall be treated for all purposes of the Plan as a voluntary deferral election.

(c)	Reduction of Compensation. Before-Tax Contributions shall be made by a reduction of such items of the Participant’s Compensation as each Employer shall determine (on a uniform basis) for each payroll period by the applicable percentage (not to exceed the maximum percentage determined by the Committee for any payroll period). The amount deferred by a Participant will be withheld from the Participant’s Compensation and contributed to the Plan on the Participant’s behalf by the Participant’s Employer in accordance with Subsection 5.01.
4.02 Catch-Up Contributions
     A Participant who has attained age fifty (50) years (or will attain age fifty (50) years by the end of the Plan Year) may elect to defer an additional amount of Compensation as Before-Tax Contributions for such Plan Year in accordance with and subject to the limitations of Section 414(v) of the Code (“Catch-Up Contributions”). Before-Tax Contributions shall not include Catch-Up Contributions for purposes of implementing the required limitations of Code Sections 401(k), 402(g), and 415 contained in Subsections 6.01, 6.03, and 6.05, respectively.
4.03 Change in Election
     Each Participant who has made an election for any Plan Year pursuant to Subsection 4.01 or 4.02 (if applicable) may subsequently make an election to discontinue the deferral of his or her Compensation (but not retroactively) as of the beginning of any payroll period. If a Participant discontinues his or her deferrals, he or she may subsequently elect under Subsection 4.01 or 4.02 (if applicable) to have a deferral resumed as of any subsequent payroll period. A Participant also may elect to change (but not retroactively) the rate of his or her Tax-Deferred Contributions and the amount of his or her Catch-Up Contributions (if applicable) as of the beginning of any payroll period, within the limits specified in Subsection 4.01 and 4.02 (if applicable). Elections under this Subsection shall be made in such manner and in accordance with such rules as the Committee determines. If the Committee in its discretion determines that elections under this Subsection shall be made in a manner other than in writing, any Participant who makes an election pursuant to such method may receive written confirmation of such election; further, any such election and confirmation will be the equivalent of a writing for all purposes.
4.04 Direct Transfers and Rollovers
     The Committee in its discretion may direct the Trustee to accept:
(a)	From a trustee or insurance company a direct transfer (or an Eligible Rollover Distribution) of a Participant’s benefit (or portion thereof) under any other Eligible Retirement Plan;

(b)	From a Participant as a Rollover Contribution an amount (or portion thereof) received by the Participant as an Eligible Rollover Distribution from another Eligible Retirement Plan; or

(c)	From a Participant as a Rollover Contribution the entire amount received by the Participant as a distribution from an individual retirement account or an individual retirement annuity where such amount is attributable to a rollover contribution of a qualified total distribution pursuant to Section 408(d)(3)(A) of the Code;

provided, however, that any such Rollover Contribution made by a Participant shall be in cash only and comply with the provisions of the Code and the rules and regulations thereunder applicable to tax-free rollovers and shall be exclusive of after-tax employee contributions. If after a Rollover Contribution has been made the Committee learns that such contribution did not meet those provisions, the Committee may direct the Trustee to make a distribution to the Participant of the entire amount of the Rollover Contribution received. Any amount so transferred or contributed to the Trustee will be credited to the Account of the Participant as determined by the Committee. If any portion of a Participant’s benefits under the Plan is attributable to amounts which were transferred to the Plan, directly or indirectly (but not in a direct rollover as defined in Section 401(a)(31) of the Code), from a Plan which is subject to the requirements of Section 401(a)(11) of the Code, then the provisions of said Section 401(a)(11) shall apply to the benefits of such Participant. The Committee in its discretion may direct the Trustee to transfer Account balances of a group or class of Participants, by means of a trust-to-trust transfer, to the trustee (or insurance company) of any other individual account, profit sharing or stock bonus plan intended to meet the requirements of Section 401(a) of the Code.

SECTION 5
Employer Contributions
5.01 Before-Tax Contributions
     Subject to the limitations of this SECTION 5, the Employers will contribute to the Trustee on behalf of each Participant the amount of such Participant’s Before-Tax Contributions under Subsection 4.01. Such Before-Tax Contributions shall be paid to the Trustee as soon as practicable after being withheld, but no later than the fifteenth (15th) business day of the next following month, and allocated to Participants’ Current Year Before-Tax Contribution Subaccounts.
5.02 Annual Company Contribution
     For that portion of the first Plan Year that follows the Spin-Off Date and for each Plan Year thereafter, the Employers shall contribute to the Plan as follows:
(a)	For Participants who are exempt and non-exempt salaried employees, an amount determined by the Company each year in its discretion, which amount shall not be in excess of four percent (4%) of such Participants’ Compensation for that portion of the Plan Year during which he or she was a salaried employee and a Participant in the Plan.

(b)	For Participants who are hourly, non-union employees or are New York-based sample department union Employees, an amount determined by the Company each year in its discretion, which amount shall not be in excess of two percent (2%) of such Participants’ Compensation for that portion of the Plan Year during which he or she was an hourly employee and a Participant in the Plan.
     For 2006, the Employers shall make an additional contribution on behalf of each Participant who is an exempt or non-exempt salaried employee. Such contribution shall equal two percent (2%) of the Participant’s Compensation for that portion of the period beginning on January 1, 2006 (or the date the Participant was transferred to employment with Hanesbrands Inc. or a Sara Lee Corporation division listed on Exhibit A, if later) and ending on the Spin-Off Date during which the Participant was a salaried employee; provided that no contribution shall be made with respect to any period during which the employee was not a participant in the Plan or the Sara Lee Plan. For purposes of determining the amount of a Participant’s contributions under this Subsection 5.02 for 2006, the Code Section 401(a)(17)(B) limit shall be applied to the sum of the Participant’s Compensation paid from the Company and the Sara Lee Corporation during that year.
     Annual Company Contributions under this Subsection 5.02 to be made for Plan Years beginning on or after January 1, 2008 shall be funded in either cash or shares of Hanesbrands Stock (which may be shares purchased in the open market or authorized-but-unissued shares), as determined by the Committee. If shares of Hanesbrands Stock are contributed, they shall be valued for allocation purposes at their Fair Market Value as of the date of allocation. The Annual Company Contributions under this Subsection 5.02 shall be immediately invested in accordance with the Participant’s current investment election. Notwithstanding the foregoing, Participants shall be eligible to receive a contribution under this Subsection only if they are employed with the Employer on the last day of the Plan Year (and for this purpose, any Participant who is employed on the last business day of the Plan Year shall be considered to be employed on the last day of the Plan Year), or if their employment ended during the Plan Year as a result of retirement (Separation Date after age fifty-five (55) with ten (10) Years of Service, or after age sixty-five (65)), death or Total Disability.
5.03 Matching Contributions
(a)	As of the end of each quarter (or on a more frequent basis as determined by the Employers), the Employers will make a Matching Contribution on behalf of each Participant equal to one hundred percent (100%) of the Participant’s Before-Tax Contributions (including Catch-Up Contributions) made since the last Employer Matching Contribution that do not exceed four percent (4%) of the Participant’s Compensation.

(b)	As of the end of each calendar quarter (a “true up allocation date”), a “true up” Matching Contribution for each Participant who, as of the applicable true up allocation date, did not receive the full Matching Contribution provided under Subparagraph (a) and this Subparagraph (b), if applicable, based on the amount of his or her Before-Tax Contributions (including Catch-Up Contributions) for the Plan Year as of the applicable true up allocation date. Such true up Matching Contribution will be equal to the difference between the Matching Contribution actually made on behalf of such Participant for the Plan Year as of the true up allocation date, and the full Matching Contribution that the Participant would have been entitled to receive for the Plan Year as of the true up allocation date if such Matching Contributions were determined as of the true up allocation date instead of on a quarterly basis.

(c)	Matching Contributions for Plan Years beginning in 2009 shall be made in either cash or shares of Hanesbrands Stock (which may be shares purchased in the open market or authorized-but-unissued shares), as determined by the Committee. If shares of Hanesbrands Stock are contributed, they shall be valued for allocation purposes at their Fair Market Value as of the date of allocation. The Matching Contributions under this Subsection 5.03 shall be immediately invested in accordance with the Participant’s current investment election.
5.04 Transition Contribution
     Subject to the conditions and limitations of the Plan, solely for the Plan Year ending on December 31, 2006, for any Participant who, on January 1, 2006:
(a)	Was an exempt or non-exempt salaried employee of Sara Lee Corporation’s Branded Apparel division; and

(b)	Had attained age fifty (50) and completed ten (10) Years of Service; and
who is not eligible for a transition credit allocation under the Hanesbrands Inc. Supplemental Employee Retirement Plan (the “SERP”) (other than the salaried employee transition credit set forth in Subsection 2.32 of the SERP); the Employers shall contribute, in cash, to the Annual Company Contribution Account of such Participant an amount equal to ten percent (10%) of such eligible Participant’s Compensation for calendar year 2006 (including Compensation paid prior to the Effective Date); provided, however, that Participants shall be eligible to receive a contribution under this Subsection only if they are employed on the last business day of the Plan Year(and for this purpose, any Participant who is employed on the last business day of the Plan Year shall be considered to be employed on the last day of the Plan Year), or if their employment ended during the Plan Year as a result of retirement (Separation Date after age fifty-five (55) with ten (10) Years of Service, or after age sixty-five (65)), death or Total Disability.

5.05 Allocation of Annual Company Contribution
     The amount of the contribution made by the Employers for each Plan Year pursuant to Subsection 5.02 for each eligible Participant in the amounts specified in Subparagraph 5.02(a) or 5.02(b) as the case may be, shall be allocated to each such Participant’s Annual Company Contribution Account as of the last day of the Plan Year.
5.06 Payment of Matching Contributions
     Matching Contributions under Subparagraph 5.03(a) of the Plan for any Plan Year shall be made each calendar quarter (or on a more frequent basis as determined by the Employers) based on the matchable Before-Tax Contributions that have been posted to the Participant’s Accounts for such period. Matching Contributions under Subparagraph 5.03(b) of the Plan for any Plan Year shall be made as soon as practicable after the end of the Plan Year.
5.07 Allocation of Matching Contributions
     Subject to Subsections 6.02 and 6.05, the Matching Contribution under Subparagraph 5.03(a) shall be allocated and credited to the Current Year Matching Contribution Subaccounts of those Participants entitled to share in such Matching Contributions, pro rata, according to the matchable Before-Tax Contributions made by them, respectively, during that period and posted to the Participants’ Current Year Before-Tax Contribution Subaccount as of such Accounting Date. Matching Contributions under Subparagraph 5.03(b) of the Plan for any Plan Year shall be similarly allocated and credited as soon as practicable after the end of the Plan Year.
5.08 [RESERVED]
5.09 Limitations on Employer Contributions
     The Employers’ total contribution for a Plan Year is conditioned on its deductibility under Section 404 of the Code in that year, and shall comply with the contribution limitations set forth in Subsection 6.05 and the allocation limitations contained in Subsections 6.01 and 5.04 of the Plan, and shall not exceed an amount equal to the maximum amount deductible on account thereof by the Employers for that year for purposes of federal taxes on income.
5.10 Verification of Employer Contributions
     If for any reason the Employer decides to verify the correctness of any amount or calculation relating to its contribution for any Plan Year, the certificate of an independent accountant selected by the Employer as to the correctness of any such amount or calculation shall be conclusive on all persons.

SECTION 6
Contribution Limits
6.01 Actual Deferral Percentage Limitations
     In no event shall the Actual Deferral Percentage of the Highly Compensated Employees for any Plan Year exceed the greater of the:
(a)	Actual Deferral Percentage of all other Eligible Employees for the Plan Year multiplied by 1.25; or

(b)	Actual Deferral Percentage of all other Eligible Employees for the Plan Year multiplied by 2.0; provided that the Actual Deferral Percentage of the Highly Compensated Employees does not exceed that of all other Eligible Employees by more than two (2) percentage points.
     From time to time during the Plan Year, the Committee shall determine whether the limitation of this Subsection will be satisfied and, to the extent necessary to ensure compliance with such limitation, may limit the Before-Tax Contributions to be withheld on behalf of Highly Compensated Employees or may refund Before-Tax Contributions previously withheld. If, at the end of the Plan Year, the limitation of this Subsection is not satisfied, the Committee shall refund Before-Tax Contributions previously withheld on behalf of Highly Compensated Employees. If Before-Tax Contributions made on behalf of Highly Compensated Employees must be refunded to satisfy the limitation of this Subsection, the Committee shall determine the amount of Excess Contributions and shall refund such amount on the basis of the Highly Compensated Employees’ contribution amounts, beginning with the highest such contribution amounts. Excess Contributions previously withheld (and any income allocable thereto determined in accordance with Subsection 6.04) may be distributed within two and one-half (2-1/2) months after the close of the Plan Year to which such Excess Contributions relate, but in any event no later than the end of the Plan Year following the Plan Year in which such Excess Contributions were made. Matching Contributions attributable to Excess Contributions shall be treated as Forfeitures under Subsection 10.06. For Plan Years beginning on and after January 1, 2008, the Plan shall satisfy the nondiscrimination requirements of Code Section 401(k) in accordance with the safe harbor method based on Matching Contributions, as described in Code Section 401(k)(13)(D), and the foregoing provisions of this Subsection shall be inapplicable.
6.02 Limitation on Matching Contributions
     In no event shall the Contribution Percentage of the Highly Compensated Employees for any Plan Year exceed the greater of the:
(a)	Contribution Percentage of all other Eligible Employees for the Plan Year multiplied by 1.25; or

(b)	Contribution Percentage of all other Eligible Employees for the Plan Year multiplied by two (2.0); provided that the Contribution Percentage of such Highly Compensated Employees does not exceed that of all other Participants by more than two (2) percentage points.
     From time to time during the Plan Year, the Committee shall determine whether the limitation of this Subsection will be satisfied and, to the extent necessary to ensure compliance with such limitation, shall refund a portion of the Matching Contributions previously credited to Highly Compensated Employees. If Matching Contributions made on behalf of Highly Compensated Employees must be refunded to satisfy the limitation of this Subsection, the Committee shall determine the amount of Excess Matching Contributions and shall refund such amount on the basis of the Highly Compensated Employees’ contribution amounts, beginning with the highest such contribution amounts. At the Committee’s discretion, if the Excess Matching Contributions are attributable to non-vested Matching Contributions, such Excess Matching Contributions may be forfeited in accordance with Subsection 10.06 and applied in the same manner as any other Forfeiture under the Plan. Excess Matching Contributions previously credited (and any income allocable thereto determined in accordance with Subsection 6.04) may be distributed or forfeited within twelve (12) months after the close of the Plan Year to which such Excess Matching Contributions relate, but in any event no later than the end of the Plan Year following the Plan Year in which such Excess Matching Contributions were made. For Plan Years beginning on and after January 1, 2008, the Plan shall satisfy the nondiscrimination requirements of Code Section 401(m) in accordance with the safe harbor method based on Matching Contributions, as described in Code Section 401(m)(12), and the foregoing provisions of this Subsection shall be inapplicable.
6.03 Dollar Limitation
     Notwithstanding the provisions of Subsection 6.01, no Participant shall make a Before-Tax Contribution election which will result in his or her Elective Deferrals for any calendar year exceeding $15,000 (or such greater amount as may be prescribed by the Secretary of Treasury to take into account cost-of-living increases pursuant to Code Section 402(g)), except to the extent permitted with respect to Catch-Up Contributions, if applicable. If a Participant’s total Elective Deferrals under this Plan and any other plan of another employer for any calendar year exceed the annual dollar limit prescribed above, the Participant may notify the Committee, in writing on or before March 1 of the next following calendar year, of his or her election to have all or a portion of such Excess Deferrals (and the income allocable thereto determined in accordance with Subsection 6.04) allocated under this Plan and distributed in accordance with this Subsection. In such event, or in the event that the Committee otherwise becomes aware of any Excess Deferrals, the Committee shall, without regard to any other provision of the Plan, direct the Trustee to distribute to the Participant by the following April 15 the Participant’s Excess Deferrals (and any income attributable thereto determined in accordance with Subsection 6.04) so allocated under the Plan. Distributions to be made in accordance with the preceding sentence shall be made as soon as is practicable following receipt by the Committee of written notification of Excess Deferrals, and the Committee shall make every effort to meet the April 15 distribution deadline for all written notifications received by the preceding March 1.

     The amount of such Excess Deferrals distributed to a Participant in accordance with this Subsection shall be treated as a contribution for purposes of the limitations referred to under Subsection 6.05, and shall continue to be treated as Before-Tax Contributions for purposes of the Actual Deferral Percentage test described in Subsection 6.01; however, Excess Deferrals by non-Highly Compensated Employees shall not be taken into account under Subsection 6.01 to the extent such Excess Deferrals are made under this Plan or any other plan maintained by an Employer or Controlled Group Member. In addition, any Matching Contributions attributable to amounts distributed under this Subsection (and any income allocable thereto determined in accordance with Subsection 6.04) shall be forfeited in accordance with Subsection 10.06.
6.04	Allocation of Earnings to Distributions of Excess Deferrals, Excess Contributions and Excess Matching Contributions
     The earnings allocable to distributions of Excess Deferrals under Subsection 6.03, Excess Contributions under Subsection 6.01, and Excess Matching Contributions under Subsection 6.02 shall be determined by multiplying the earnings attributable to the applicable excess amounts (for the calendar and/or Plan Year, whichever is applicable) by a fraction, the numerator of which is the applicable excess amount, and the denominator of which is the balance attributable to such contributions in the Participant’s Account or Accounts, as of the beginning of such year, plus the contributions allocated to the applicable account for such year. Gap period income (i.e., income allocable to Excess Contributions and Excess Matching Contributions for the period after the close of the Plan Year and prior to the distribution) shall be allocated as described in Treasury Regulation Sections 1.401(k)-2(b)(2)(iv) and 1.401(m)-2(b)(iv). Gap period income (i.e., income allocable to Excess Deferrals, Excess Contributions and Excess Matching Contributions for the period after the close of the Plan Year and prior to the distribution) shall be allocated as described in Treasury Regulation Sections 1.402(g)-1(e)(5), 1.401(k)-2(b)(2)(iv) and 1.401(m)-2(b)(2)(iv), respectively.
6.05 Contribution Limitations
     For each Limitation Year, the Annual Addition to a Participant’s Accounts under the Plan and under any other defined contribution plan maintained by any Employer shall not exceed the lesser of $45,000 (as adjusted for cost-of-living increases under Code Section 415(d)) or 100% of the Participant’s compensation for the Limitation Year. For purposes of this Subsection 6.05, “compensation” for a Limitation Year means a Participant’s compensation within the meaning of Code Section 415(c)(3) and Treasury Regulations Section 1.415(c)-2(b) and (c) that is actually paid or made available during the Limitation Year, subject to the following:
(a)	Compensation shall include elective amounts that are not includible in the gross income of the Participant by reason of Code Sections 125, 132(f) and 402(g)(3).

(b)	Compensation for a Limitation Year shall include compensation paid by the later of 2-1/2 months after a Participant’s severance from employment with the Employers or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employers, if:

(i)	The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and absent a severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Employers; or

(ii)	The payment is for unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if employment had continued.
Any payment not described above shall not be considered compensation if paid after severance from employment, even if paid by the later of 2-1/2 months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment, except for payments to an individual who does not currently perform services for the Employers by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employers rather than entering qualified military service.
(c)	A Participant’s compensation for a Limitation Year shall not include compensation in excess of the limitation under Code Section 401(a)(17) in effect for the Limitation Year.
     The Committee shall take any actions it deems advisable to avoid an Annual Addition in excess of Code Section 415 of the Code; provided, however, if a Participant’s Annual Addition for a Limitation Year actually exceeds the limitations of this Subsection, the Committee shall correct such excess in accordance with applicable guidance issued by the Internal Revenue Service. Annual Additions shall be subject to Code Section 415 and applicable Treasury regulations issued thereunder, the requirements of which are incorporated herein by reference to the extent not specifically provided in this Subsection 6.05.

SECTION 7
Period of Participation
7.01 Separation Date
     If a Participant is transferred from employment with an Employer to employment with a Controlled Group Member (other than an Employer), then, for the purpose of determining when his or her Separation Date occurs under this Subsection, his or her employment with such Controlled Group Member (or any Controlled Group Member to which he or she is subsequently transferred) shall be considered as employment with the Employers. If a Participant who was an Eligible Employee of an Employer becomes a Leased Employee of an Employer, then his or her change in status shall not be considered a termination of employment for purposes of determining when his or her Separation Date occurs under this Subsection. A Participant’s termination of employment with all of the Employers at any age while Totally Disabled shall be deemed a termination on account of Total Disability.
7.02 Restricted Participation
     When payment of all of a Participant’s Account balances is not made at his or her Separation Date, or if a Participant transfers to the employ of a Controlled Group Member which is not an Employer or continues in the employ of an Employer but ceases to be employed in a Covered Group, the Participant or his or her Beneficiary will continue to be considered as a Participant for all purposes of the Plan, except as follows:
(a)	He or she will not make any Before-Tax Contributions, and his or her Employer will not make any Employer Contributions on his or her behalf, for any period beginning after his or her Separation Date occurs or for any subsequent Plan Year unless he or she is reemployed and again becomes a Participant in the Plan; provided, however, that his or her Employer shall contribute:
(i)	His or her Before-Tax Contributions, as provided in Subsection 5.01, with respect to Compensation paid through his or her Separation Date; and

(ii)	If applicable, an Annual Company Contribution and/or a Transition Contribution for the Plan Year in which his or her Separation Date occurs, based on his or her Compensation paid during that portion of the Plan Year in which he or she was a Participant eligible for such contributions.
(b)	He or she will not make any Before-Tax Contributions, and his or her Employer will not make any Employer Contributions on his or her behalf, for any period in which he or she is in the employ of an Employer but is not an Eligible Employee.

(c)	He or she will not make any Before-Tax Contributions, and his or her Employer will not make any Employer Contributions on his or her behalf, for any period in which he or she is employed by a Controlled Group Member that is not an Employer under the Plan.

(d)	The Participant may not apply for loans under Subsection 11.01.

(e)	A Participant whose Separation Date occurs, or a Beneficiary or Alternate Payee of a Participant, may not apply for a withdrawal under Section 11.

SECTION 8
Accounting
8.01 Separate Accounts
     The Committee will maintain the following Accounts in the name of each Participant:
(a)	A “Before-Tax Contribution Account,” which will reflect his or her Before-Tax Contributions, if any, made under the Plan, and the income, losses, appreciation and depreciation attributable thereto. This Account shall include a “Current Year Before-Tax Contribution Subaccount,” which will reflect only the Before-Tax Contributions made by the Participant during the current Plan Year.

(b)	A “Matching Contribution Account,” which will reflect his or her share of Matching Contributions, if any, made under the Plan, and the income, losses, appreciation and depreciation attributable thereto. This Account shall include a “Current Year Matching Contribution Subaccount,” which will reflect only the Matching Contributions allocated to the Participant during the current Plan Year.

(c)	An “Annual Company Contribution Account,” which will reflect his or her share of the Annual Company Contributions under the Plan, and the income, losses, appreciation and depreciation attributable thereto. This Account shall include a “Current Year Annual Company Contribution Subaccount,” which will reflect only the Annual Company Contributions allocated to the Participant during the current Plan Year.

(d)	An “After-Tax Account,” which will reflect his or her after-tax contributions, and the income, losses, appreciation and depreciation attributable to all after-tax contributions made to the Plan or a Predecessor Plan.

(e)	A “Rollover Contribution Account,” which will reflect his or her Rollover Contributions to the Plan, and the income, losses, appreciation and depreciation attributable thereto.

(f)	A “Predecessor Company Account,” which will reflect the contributions made by a Participant, or on his or her behalf, under a Predecessor Plan, and the income, losses, appreciation and depreciation attributable thereto.
8.02 Adjustment of Participants’ Accounts
     As of each Accounting Date, the Accounts of Participants shall be adjusted to reflect the following:
(a)	Transfers, if any, made between Investment Funds;

(b)	Before-Tax Contributions, Employer Contributions and Rollover Contributions, if any, and payments of principal and interest on any loans made from a Participant’s Account;

(c)	Distributions and withdrawals that have been made but not previously charged to the Participant’s Account; and

(d)	Changes in the Adjusted Net Worth of the Investment Funds in which such Account is invested.
     As of each Accounting Date, the Committee shall establish the value of each Participant’s Account, which value shall reflect the transactions posted to the Participant’s Account as they occurred during the preceding calendar month. As of the first day of each Plan Year, the balance in each Participant’s Current Year Before-Tax Contribution Subaccount, Current Year Matching Contribution Subaccount, Current Year Annual Company Contribution Subaccount, Current Year Transition Contribution Subaccount, if any, shall be reflected in the Participant’s Before-Tax Contribution Account, Matching Contribution Account, Annual Company Contribution Account, Transition Contribution Account, and After-Tax Account, respectively and the balances of such Current Year Before-Tax Contribution Subaccount, Current Year Matching Contribution Subaccount, Current Year Annual Company Contribution Subaccount and Current Year Transition Contribution Subaccount shall be reduced to zero. If a Special Accounting Date occurs, the accounting rules set forth above in this Subsection and elsewhere in this SECTION 8 shall be appropriately adjusted to reflect the resulting shorter accounting period ending on that Special Accounting Date.
     Notwithstanding the foregoing, the Committee may establish separate rules to be applied on a uniform basis in adjusting any portion of Participants’ Accounts that is invested in the Sara Lee Corporation Common Stock Fund or the Hanesbrands Inc. Common Stock Fund for such accounting period, including the treatment of any dividends or stock splits with respect to the securities held in such funds. Such rules may include provisions for (i) allocating earnings from short-term investments during an accounting period to the Subaccounts of Participants; (ii) allocating dividends or stock splits to Participants’ Subaccounts invested in the applicable Fund (or to a separate Account or Subaccount, as applicable); (iii) allocating shares of Sara Lee Stock or Hanesbrands Stock to Participants’ Subaccounts based on the average purchase price per share purchased by the Trustee during such accounting period; and (iv) allocating shares of stock (or other securities) to Participants’ Subaccounts based on the applicable stock split or stock dividend factor or other similar basis.
8.03 Crediting of 401(k) Contributions
     Subject to the provisions of SECTION 4, each Participant’s Before-Tax Contributions will be credited to his or her Current Year Before-Tax Contribution Subaccount no later than the Accounting Date which ends the accounting period of the Plan during which such contributions were received by the Trustee.

8.04 Charging Distributions
     All payments made to a Participant or his or her Beneficiary during the accounting period ending on each Accounting Date will be charged to the proper Accounts of the Participant in accordance with Subsection 8.02.
8.05 Statement of Account
     At such times during each Plan Year as the Committee may determine, each Participant will be furnished with a statement reflecting the condition of his or her Account in the Trust Fund as of the most recent Accounting Date. No Participant shall have the right to inspect the records reflecting the Accounts of any other Participant.

SECTION 9
The Trust Fund and Investment of Trust Assets
9.01 The Trust Fund
     The Trust Fund will consist of all money, stocks, bonds, securities and other property of any kind held and acquired by the Trustees in accordance with the Plan and the Trust Agreement.
9.02 The Investment Funds
     The Investment Committee, in its discretion, may designate one or more funds, referred to collectively as “Investment Funds,” for the investment of Participants’ Accounts. The Investment Committee, in its discretion, may from time to time establish new Investment Funds or eliminate existing Investment Funds. The available Investment Funds shall include the “Hanesbrands Inc. Common Stock Fund,” the assets of which are primarily invested in shares of Hanesbrands Stock. A portion of each Investment Fund may be invested from time to time in the short-term investment fund (STIF) of a custodian bank.
9.03 Investment of Contributions
     In accordance with rules established by the Committee, a Participant may elect to have contributions to his or her Accounts invested in one or more of the Investment Funds in even multiples of one percent (1%). If a Participant does not make such an election within such period as may be determined by the Committee, he or she shall be deemed to have elected that all eligible contributions to his or her Accounts be invested in the default investment arrangement specified by the Investment Committee in accordance with ERISA Section 404(c)(5) and accompanying regulations.
     Elections under this Subsection and Subsections 9.04 and 9.05 shall be made in such manner and in accordance with such rules as the Committee determines. If the Committee determines in its discretion that elections under this Subsection and Subsections 9.04 and 9.05 shall be made in a manner other than in writing, any Participant who makes an election pursuant to such method may receive written confirmation of such request; further, any such request and confirmation shall be the equivalent of a writing for all purposes.
9.04 Change in Investment of Contributions
     Effective as of any payroll period, a Participant may elect to change his or her investment election under Subsection 9.03. Such change shall apply only with respect to contributions made by or on behalf of the Participant that are received by the Trustee after the effective date of the change.

9.05 Elections to Transfer Balances Between Accounts; Diversification
     On any Accounting Date, a Participant may elect to transfer or reallocate the balances in his or her Accounts in an Investment Fund to one or more other Investment Funds, subject to the trading restrictions of the Investment Fund; any such election shall be made in accordance with rules established by the Committee, and may include an election to automatically reallocate the Participant’s Accounts on such dates as the Participant may specify in the election. The Participant’s Accounts in the Investment Fund from which a fund transfer or reallocation is made will be charged, and his or her Accounts in the Investment Fund to which such fund transfer or reallocation is made will be credited, with the amount so transferred or reallocated in accordance with rules established by the Committee. Such transfers or reallocations shall be made as soon as administratively feasible following the Participant’s election or, in the event of an automatic reallocation, on the date elected by the Participant in accordance with procedures established by the Committee. The foregoing provisions of this Subsection are contingent upon the availability of fund transfers and reallocations between Investment Funds under the terms of the investments made by each Investment Fund. A Participant’s Account may be charged a redemption fee for frequent transfers into and out of an Investment Fund within a restricted time period established by the Investment Fund. Additionally, Participants may be restricted from initiating fund transfers or reallocations into or out of an Investment Fund if the Committee or an Investment Fund determines that the Participant’s transfer activity would be detrimental to that Investment Fund.
9.06 Voting of Stock; Tender Offers
     With respect to Hanesbrands Stock (and Sara Lee Stock for as long as it is held in the Plan), the Committee shall notify Participants of each meeting of the shareholders of Sara Lee Corporation or Hanesbrands Inc. and shall furnish to them copies of the proxy statements and other communications distributed to shareholders in connection with any such meeting. The Committee also shall notify the Participants that they are entitled to give the Trustee voting instructions as to Sara Lee Stock or Hanesbrands Stock credited to their Accounts. If a Participant furnishes timely instructions to the Trustee, the Trustee (in person or by proxy) shall vote the Sara Lee Stock or Hanesbrands Stock (including fractional shares) credited to the Participant’s Accounts in accordance with the directions of the Participant. The Trustee shall vote the Sara Lee Stock or Hanesbrands Stock for which it has not received timely direction, in the same proportion as directed shares are voted.
     Similarly, the Committee shall notify Participants of any tender offer for, exchange of, or a request or invitation for tenders of Sara Lee Stock or Hanesbrands Stock and shall request from each Participant instructions for the Trustee as to the tendering of Sara Lee Stock or Hanesbrands Stock credited to his or her Accounts. The Trustee shall tender or exchange such Sara Lee Stock or Hanesbrands Stock as to which it receives (within the time specified in the notification) instructions to tender or exchange. Any Sara Lee Stock or Hanesbrands Stock credited to the Accounts of Participants as to which instructions not to tender or exchange are received and as to which no instructions are received shall not be tendered or exchanged.

9.07 Confidentiality of Participant Instructions
     The instructions received by the Trustee from Participants or Beneficiaries with respect to purchase, sale, voting or tender of Sara Lee Stock or Hanesbrands Stock credited to such Participants’ or Beneficiaries’ Accounts shall be held in confidence and shall not be divulged or released to any person, including the Committee, officers or Employees of the Company or any Controlled Group Member.

SECTION 10
Payment of Account Balances
10.01 Payments to Participants
     (a) Vesting.
(i)	Before-Tax Contribution, After-Tax, and Rollover Contribution Accounts. A Participant shall at all times be fully vested in and have a nonforfeitable right to the balance in his or her Before-Tax Contribution Account and his or her After-Tax and Rollover Contribution Accounts, if any.

(ii)	Annual Company Contribution and Transition Contribution Account. If a Participant’s Separation Date occurs on or after his or her Normal Retirement Age, on the date he or she dies, or on or after the date he or she becomes Totally Disabled, then the Participant shall be fully vested in his or her Annual Company Contribution Account and Transition Contribution Account. If a Participant’s Separation Date occurs under any other circumstances, the balances in his or her Annual Company Contribution Account and Transition Contribution Account shall be calculated in accordance with the vesting schedule outlined below:

If the Participant’s	The Vested Percentage of
Number of Years of	His or Her Applicable
Service is:	Accounts will be:
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%
The resulting balance in his or her Annual Company Contribution Account and Transition Contribution Account will be distributable to him or her, or, in the event of his or her death, to his or her Beneficiary, in accordance with this Subsection and Subsection 10.02.

(iii)	Matching Contribution Account. If a Participant’s Separation Date occurs on or after his or her Normal Retirement Age, on the date he or she dies, or on or after the date he or she becomes Totally Disabled, then the

Participant shall be fully vested in his or her Matching Contribution Account. If a Participant’s Separation Date occurs under any other circumstances on or after January 1, 2008, the Participant shall be fully vested in his or her Matching Contribution Account balance provided he or she has completed at least two Years of Service. Notwithstanding the foregoing, if the Participant is an active employee and has a Matching Contribution Account balance on December 31, 2007, he or she shall be fully vested in his or her Matching Contribution Account (including future contributions thereto) on and after January 1, 2008. If a Participant’s Separation Date occurs prior to January 1, 2008, he or she shall be vested in his or her Matching Contribution Account balance to the same extent that he or she was vested at his or her Separation Date, subject to the provisions of Subparagraph 12.02(a)(i). The balance in the Participant’s Matching Contribution Account after application of the foregoing vesting rules will be distributable to him or her, or, in the event of his or her death, to his or her Beneficiary, in accordance with this Subsection and Subsection 10.02

(iv)	Special Provisions to Certain Participants. In addition, a Participant who was subject to special vesting rules under the Sara Lee Plan shall be fully vested in his or her Accounts to the extent provided in the Sara Lee Plan.
(b)	Time of Payment. Except as provided in Subsection 10.03 below, payment of a Participant’s benefits will be made or commence within the time determined by the Committee after his or her Separation Date, but not later than sixty (60) days after (i) the end of the Plan Year in which his or her Separation Date occurs, or (ii) such later date on which the amount of the payment can be ascertained by the Committee. In the event a Participant receives a lump sum distribution of his or her entire vested Accounts and additional contributions are subsequently credited to his or her Accounts, his or her entire remaining vested Account balance shall be distributed in an immediate lump sum to the extent such vested Account balance does not exceed $1,000 as of the date of such distribution. Except as provided in the preceding sentence or in Subparagraph 10.01(f) below, distributions may not be made to the Participant before his or her Normal Retirement Age without his or her consent.

(c)	Method of Distribution. A Participant’s vested Accounts will be distributed to him or her (or, in the event of his or her death, to his or her Beneficiary) in a lump sum unless the Participant (or, in the event of his or her death, the Participant’s Beneficiary) elects, in accordance with procedures established by the Committee, to receive such distribution by any one or more of the following methods, if applicable:
(i)	Partial Distributions. A Participant (or, in the event of his or her death, his or her Beneficiary) may elect to receive a partial distribution of the vested

Account balance (but not less than the lesser of his or her total Account balance or $250.00) as of any Accounting Date after the Participant’s Separation Date. All partial distributions under this Subparagraph shall be made in cash only. Notwithstanding any Plan provision to the contrary, a partial distribution under this Subparagraph shall not be available once a Participant or his or her surviving spouse has begun to receive installments under Subparagraph (ii) below.

(ii)	Installments. If the vested portion of a Participant’s Accounts exceeds $5,000, the Participant (or, in the event of his or her death, his or her surviving spouse) may elect to receive substantially equal installments over a period not to exceed five (5) Plan Years, commencing in any year designated but no later than the applicable Required Commencement Date, with final distribution of all vested Accounts by the fifth year. All installment distributions shall be made in cash. A Participant or his or her surviving spouse who is receiving installments may subsequently elect to receive a lump sum distribution of all remaining installment payments. No Beneficiary other than a Participant’s surviving spouse may elect to receive installments.

(iii)	Special Distribution Provisions for Certain Participants. Notwithstanding the foregoing, a Participant who had an account balance in a Predecessor Plan may elect distribution under any other method available to such Participant to the extent provided in the Sara Lee Plan.

(iv)	Order of Accounts. Distributions under this Subparagraph shall be charged to the Participant’s vested Accounts (if applicable) in such order as shall be determined by the Committee and applied uniformly.

(v)	Special Provisions Applicable to Dividends. Notwithstanding Subparagraph (a)(ii), dividends attributable to Sara Lee Stock or Hanesbrands Stock in a Participant’s Accounts shall be one hundred percent (100%) vested.
(d)	Fees. The Committee may, on an annual or more frequent basis, charge the Accounts of any Alternate Payee, any Beneficiary, or any Participant whose Separation Date has occurred for a reason other than Retirement, for reasonable and necessary administrative fees incurred in the ongoing maintenance of such Accounts in the Plan, in accordance with uniform rules and procedures applicable to all Participants similarly situated. “Retirement” means Separation from Service on or after the earlier of: (i) the attainment of age fifty-five (55) and ten (10) Years of Service, or (ii) Normal Retirement Age.

(e)	No Payments Due to Spin-Off. Notwithstanding any Plan provision to the contrary, no Separation Date shall have occurred and no distribution of Accounts shall be made to a Participant solely on account of the Spin-Off.

(f)	Vested Accounts Not in Excess of $1,000. Notwithstanding any Plan provision to the contrary, if the Participant’s vested Accounts equal $1,000 or less on or after the Participant’s Separation Date, the method of distribution as to that Participant shall be as a lump sum cash distribution of the Participant’s vested Accounts. Such distribution shall be made as soon as practicable following the Participant’s Separation Date. If the Participant’s vested benefit under the Plan is zero, the Participant shall be deemed to have received a distribution of such vested benefit.

(g)	Special Distribution Rules for Certain Military Service Leaves. Notwithstanding the foregoing, in accordance with Section 414(u)(12) of the Code, a Participant receiving a differential wage payment (as defined in Section 3401(h)(2) of the Code) shall be treated as having been severed from employment with the employer for purposes of taking a distribution of his pre-tax compensation deferral contributions account during any period the Participant performs service in the uniformed services while on active duty for a period of more than 30 days. If a Participant elects to receive a distribution pursuant to the preceding sentence, such Participant shall not be permitted to make pre-tax compensation deferral contributions under Section 3 of the Plan during the six-month period beginning on the date of the distribution.
10.02 Distributions in Shares
     Distributions of amounts invested in the Hanesbrands Inc. Common Stock Fund (or the Sara Lee Corporation Common Stock Fund while such fund is maintained under the Plan) may be made in cash or in shares, as elected by the Participant, provided such shares are distributed at their Fair Market Value, as determined by the Trustee. If a Participant elects a stock distribution of amounts invested in the Hanesbrands Inc. Common Stock Fund or the Sara Lee Corporation Common Stock Fund and the Participant subsequently has additional contributions allocated to either of said funds, the Participant shall receive such additional contributions, to the extent vested, in shares of stock in accordance with Subsection 10.01, unless such additional contributions do not exceed $1,000 as of the date of distribution. If an election is made by the Participant to direct the Trustee to distribute the balance of his or her Accounts invested in the Sara Lee Corporation Common Stock Fund or the Hanesbrands Inc. Common Stock Fund in cash, the Participant shall receive cash equal to the Fair Market Value of the balance of his or her Accounts. For purposes of this Subsection, the rights extended to a Participant hereunder shall also apply to any Beneficiary or Alternate Payee of such Participant. All other distributions shall be made in cash.
10.03 Beneficiary
(a)	Designation of Beneficiary. Each Participant from time to time, in accordance with procedures established by the Committee, may name or designate a Beneficiary. A Beneficiary designation will be effective only when properly provided to the Committee in accordance with its procedures while the Participant is alive and, when effective, will cancel all earlier Beneficiary designations made by the Participant. Notwithstanding the foregoing, a deceased Participant’s surviving spouse will be his or her sole, primary Beneficiary unless: (i) the spouse had consented in writing to the Participant’s election to designate another person or persons as a primary Beneficiary or Beneficiaries, (ii) such election designates a Beneficiary which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any further consent by the spouse) and (iii) the spouse’s consent acknowledges the effect of such election and is witnessed by a notary public.

(b)	No Beneficiary Designation at Death. If a deceased Participant failed to name or designate a Beneficiary, if the Participant’s Beneficiary designation is ineffective for any reason, or if all of the Participant’s Beneficiaries die before the

Participant, the Committee will direct the Trustee to pay the Participant’s Account balance in accordance with the following:
(i)	To the Participant’s surviving spouse;

(ii)	If the Participant does not have a surviving spouse, to the Participant’s beneficiary or beneficiaries (if any) designated by the Participant under the Hanesbrands Inc. Life Insurance Plan;

(iii)	If the Participant does not have a surviving spouse and failed to designate a beneficiary under the Hanesbrands Inc. Life Insurance Plan, to or for the benefit of the legal representative or representatives of the Participant’s estate; and

(iv)	If the appropriate payee is not identified pursuant to Subparagraphs (i) through (iii) above, then to or for the benefit of one or more of the Participant’s relatives by blood, adoption or marriage in such proportions as the Committee (or its delegate) determines.
(c)	Death of Beneficiary Prior to Participant’s Death. In the event that the Participant has named multiple Beneficiaries, and one of the Beneficiaries dies before the Participant, the remaining Beneficiaries shall be entitled to the deceased Beneficiary’s share, pro rata in accordance with their share of the Account balance as of the date of the Participant’s death (or such other date as the Committee may determine is administratively practicable), subject to the Participant’s right to change his or her beneficiary designation at any time in accordance with Subparagraph (a). The Committee reserves the right, on a uniform basis for similarly situated Beneficiaries, to make distribution of a Beneficiary’s Account balance in whole or in part at any time notwithstanding any election to the contrary by the Beneficiary.

(d)	Death of Beneficiary After Participant’s Death. Each Beneficiary, in accordance with procedures established by the Committee, may name or designate an individual to receive the Beneficiary’s share of the Account balance (a ‘Recipient’) any time after the Participant’s death. In the event a Beneficiary dies before complete payment of his or her share of the Account balance, such Beneficiary’s share shall be paid to the Recipient designated by the Beneficiary. If a deceased Beneficiary failed to name or designate a Recipient, if the Beneficiary’s designation is ineffective for any reason, or if the Recipient dies before the Beneficiary or before complete payment of the Beneficiary’s share of the Account balance, the Committee will direct the Trustee to pay the Beneficiary’s share in accordance with the following:
(i)	To the Beneficiary’s surviving spouse;

(ii)	If the Beneficiary does not have a surviving spouse, to or for the benefit of the legal representative or representatives of the Beneficiary’s estate;

(iii)	If the Beneficiary does not have a surviving spouse and an estate is not opened on behalf of the Beneficiary, to or for the benefit of one or more of the Beneficiary’s relatives by blood, adoption or marriage in such proportions as the Committee (or its delegate) determines.
     Notwithstanding anything contained herein to the contrary, all payments under this Subparagraph shall comply with the requirements of Code Section 401(a)(9).
10.04 Missing Participants and Beneficiaries
     While a Participant is alive, he or she must file with the Committee from time to time his or her own and each of his or her named Beneficiaries’ post office addresses and each change of post office address. After the Participant’s death, the Participant’s Beneficiary or Beneficiaries shall be responsible for filing such information with the Committee. A communication, statement or notice addressed to a Participant or Beneficiary at his or her last post office address filed with the Committee, or if no address is filed with the Committee, then at his or her last post office address as shown on the Employer’s records, will be binding on the Participant and his or her Beneficiary for all purposes of the Plan. Neither the Trustee nor any of the Employers is required to search for or locate a Participant or Beneficiary. If the Committee notifies a Participant or Beneficiary that he or she is entitled to a payment and also notifies him or her of the effect of this Subsection, and the Participant or Beneficiary fails to claim his or her Account balances or make his or her whereabouts known to the Committee within three (3) years after the notification, the Account balances of the Participant or Beneficiary may be disposed of in an equitable manner permitted by law under rules adopted by the Committee, including the Forfeiture of such balances, if the value of the Account is equal to or less than the administrative fees, if any, applicable to the Participant’s or Beneficiary’s Account balance pursuant to Subsection 10.01.
10.05 Rollovers
(a)	General Rule. Notwithstanding any Plan provision to the contrary, a Distributee under the Plan who receives an Eligible Rollover Distribution may elect, at the time and in the manner prescribed by the Committee, to have any portion of the distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	Non-Spouse Beneficiary Rollovers. To the extent permitted under Code Section 402(c)(11) and related regulations and guidance, if a direct trustee-to-trustee transfer is made to an individual retirement plan described in Code Section 402(c)(8)(B)(i) or (ii), which individual retirement plan is established for the purposes of receiving a distribution on behalf of a non-spouse beneficiary (as defined by Code Section 401(a)(9)(E)), the transfer shall be treated as an Eligible Rollover Distribution for purposes of the Plan and Code Section 402(c).

(c)	Qualified Rollover Contributions to Roth IRAs. Effective as of January 1, 2008, solely to the extent permitted in Code Sections 408A(c)(3)(B), (d)(3) and (e) and the regulations and other guidance issued thereunder, an eligible Distributee may elect to roll over any portion of an Eligible Rollover Distribution to a Roth IRA (as defined by Code Section 408A) in a qualified rollover contribution (as defined in Code Section 408A(e)), provided that the requirements of Code Section 402(c) are met. Notwithstanding any provisions of the Plan to the contrary, a Distributee under the Plan who receives an Eligible Rollover Distribution may elect, at the time and in the manner prescribed by the Committee, to have any portion of the distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
10.06 Forfeitures
     A Forfeiture shall be treated as a separate Account (which is not subject to adjustment under Subsection 8.02) until the next following Accounting Date on which Forfeitures will be allocated. On that date, all Forfeitures arising during the period preceding the Accounting Date which have not been previously allocated shall be allocated among and credited to the Accounts of Participants reemployed to the extent required under Subsection 12.01, shall be used to reduce Employer Matching Contributions required by Subsection 5.03 or any applicable Supplement to the Plan for the current Plan Year or succeeding Plan Years, or shall be used to reduce administrative expenses of the Plan, as determined by the Committee.
     The portion of a Participant’s Annual Company Contribution, Transition Contribution and Matching Contribution Accounts that is not distributable by reason of the provisions of Subsection 10.01 shall be credited to a Forfeiture Account established and caused to be maintained by the Trustee in the Participant’s name as of the Accounting Date coincident with or next following his Separation Date (before adjustments then required under the Plan have been made). If the Participant does not return to employment with an Employer or a related Company by the last day of the month following sixty (60) days from his Separation Date or upon the earlier distribution of his or vested Accounts, the balance in his Forfeiture Account (after all adjustments then required under the Plan have been made) will be a Forfeiture.
     If a Participant returns to employment with an Employer or a Related Company before incurring five consecutive One Year Breaks in Service, the amount previously forfeited from his Forfeiture Account, if any, will be restored to his Forfeiture Account out of Forfeitures occurring in the year of restoration or out of a restoration contribution made by the Employer for restoration purposes only.
10.07 Recovery of Benefits
     In the event a Participant or Beneficiary receives a benefit payment under the Plan which is in excess of the benefit payment which should have been made, the Committee shall have the right to recover the amount of such excess from such Participant or Beneficiary on behalf of the Plan, or from the person that received such benefit payments. The Committee may, however, at its option, deduct the amount of such excess from any subsequent benefits payable to, or for, the Participant or Beneficiary.
10.08 Dividend Pass-Through Election
     With respect to a Participant’s interest in the ESOP component of the Plan (as defined in Subsection 1.01 from time to time) , each Participant has the right to elect either (a) to have dividends paid on such shares reinvested in shares of Sara Lee Stock or Hanesbrands Stock (as applicable), or (b) to receive a distribution in cash of such dividends in accordance with procedures established by the Committee. To the extent such dividends are reinvested, they shall be one hundred percent (100%) vested. Such distributions shall be made as soon as administratively practicable following each March 31, June 30, September 30 and December 31 Plan Year quarter, and shall not constitute Eligible Rollover Distributions. Notwithstanding the foregoing, on and after the Spin-Off Date, dividends attributable to Sara Lee Stock shall be fully vested and shall automatically be reinvested in the Sara Lee Common Stock Fund.
10.09 Minimum Distributions
     Distribution of a Participant’s benefits shall be made or commence by his or her Required Commencement Date. Notwithstanding the foregoing, the Committee may establish procedures to begin minimum distribution payments in the calendar year in which the Participant attains age seventy and one-half (70-1/2). Distributions to a Participant after his or her Required Commencement Date shall be made in installment payments equal to the minimum amount necessary to meet the requirements of Section 401(a)(9) of the Code. All distributions under the Plan shall comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder, and shall further comply with the rules described below:
(a)	The Participant’s Accounts will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Commencement Date. If the Participant dies before distributions begin, the Participant’s Accounts will be distributed, or begin to be distributed, no later than as follows:
(i)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2), if later;

(ii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died;

(iii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death; or

(iv)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse have begun, this Subparagraph (a), other than Subparagraph (a)(i), will apply as if the surviving spouse were the Participant.
For purposes of this Subparagraph (a) and Subparagraph (c), unless Subparagraph (a)(iv) applies, distributions will be considered to have begun on the Participant’s Required Commencement Date. If Subparagraph (a)(iv) applies, distributions will be considered to have begun on the date distributions are required to begin to the surviving spouse under Subparagraph (a)(i). Unless the Participant’s interest is distributed in a single sum on or before the Required Commencement Date, distributions will be made as of the first Distribution Calendar Year in accordance with Subparagraphs (b) and (c) below.

(b)	Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of: (i) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or (ii) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year. Required minimum distributions will be determined under this Subparagraph (b) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(c)	Required Minimum Distributions After Participant’s Death.
(i)	Death on or After Date Distributions Begin. If the Participant dies on or after the date distributions have begun and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year;

(B)	The Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year; and

(C)	The Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)	Death Before Date Distributions Begin. If the Participant dies before the date distributions have begun and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subparagraph (c)(i). If the Participant dies before the date distributions have begun and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant dies before the date distributions have begun, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to have begun to the surviving spouse under Subparagraph

(a)(i), this Subparagraph will apply as if the surviving spouse were the Participant.
(d)	Definitions. For purposes of this Subsection, the following definitions shall apply:
(i)	“Designated Beneficiary” means the Participant’s Beneficiary who is the designated beneficiary for purposes of Code Section 401(a)(9).

(ii)	“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Commencement Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subparagraph (a). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Commencement Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Commencement Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	“Life Expectancy” means life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(iv)	“Participant’s Account Balance” means the balance of the Participant’s Accounts as of the Valuation Calendar Year, increased by the amount of any contributions made and allocated to the Participant’s Accounts as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date. The balance of the Participant’s Accounts for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(v)	“Valuation Calendar Year” means the last valuation date in the calendar year immediately preceding the Distribution Calendar Year.

SECTION 11
11.01 Loans to Participants
     While the primary purpose of the Plan is to allow Participants to accumulate funds for retirement, it is recognized that under some circumstances it is in the best interests of Participants to permit loans to be made to them while they continue in the active service of the Employers. Accordingly, the Committee, pursuant to such rules as it may from time to time establish, and upon application by a Participant supported by such evidence as the Committee requests, may direct the Trustee to make a loan from the Participant’s Accounts under the Trust Fund (with the exception of the Participant’s Matching Contribution Account, Annual Company Contribution Account and Transition Contributions Account) to a Participant who is actively at work in the employ of an Employer subject to the following:
(a)	Amount of loans. The principal amount of any loan made to a Participant shall not be less than $500 and, when added to the outstanding balance of all other loans made to the Participant from all qualified plans maintained by the Employers, shall not exceed the lesser of:
(i)	$50,000, reduced by the excess (if any) of the highest outstanding balance under the Plan and all other qualified employer plans during the one (1) year period ending on the day before the date of the loan, over the outstanding balance on the date of the loan; or

(ii)	One-half (1/2) of the Participant’s vested Account balances under the Plan.
(b)	Terms and conditions of loans. Each loan must be evidenced by a written note in a form approved by the Committee, shall bear interest at a reasonable fixed rate, and shall require substantially level amortization (with payments at least quarterly) over the term of the loan. Interest rates shall be determined monthly and shall be based on the prevailing prime rate as published in The Wall Street Journal; provided, however, that the rate shall not exceed six percent (6%) during any period that the Participant is on military leave, in accordance with the Service Members Civil Relief Act (“SCRA”) if the service member provides notification that he or she will be entering military service as required under SCRA.

(c)	Repayment of loans. Each loan for a purpose other than to purchase a principal residence (a “General Purpose Loan”) shall specify a repayment period of not less than six (6) months nor more than five (5) years, unless the proceeds of the loan are used to purchase the Participant’s principal place of residence (a “Principal Residence Loan”), in which case such loan must be repaid within ten (10) years after the date the loan is made.

(d)	Loans to Participants shall be made as soon as administratively feasible after the Committee has received the Participant’s loan request and such information and documents from the Participant as the Committee shall deem necessary. A Participant’s Accounts may be charged a fee for processing each loan request. The Participant’s loan request shall be made in such manner and in accordance with such rules as the Committee determines. If the Committee determines in its discretion that loan requests under this Subparagraph shall be made in a manner other than in writing, any Participant who makes a request pursuant to such method may receive written confirmation of such request; further, any such request and confirmation shall be the equivalent of a writing for all purposes.

(e)	Each loan shall be secured by a pledge of the Participant’s Accounts (with the exception of the Participant’s Annual Company Contribution Account, Transition Contribution Account, and Matching Contribution Account). A Participant’s Annual Company Contribution Account, Transition Contribution Account and Matching Contribution Account shall be taken into account for purposes of determining the amount of the loan available under Subparagraphs 11.01(a)(i) and 11.01(a)(ii), but shall not be available for liquidation and conversion to cash as described in Subparagraph 11.01(f) below.

(f)	A loan granted under this Subsection to a Participant from any Account maintained in his or her name shall be made by liquidating and converting to cash his or her appropriate Accounts, with the exception of his or her Annual Company Contribution Account, Transition Contribution Account and Matching Contribution Account (and the appropriate subaccounts, pro rata, in the various Investment Funds), in such order as shall be determined by the Committee and applied uniformly.

(g)	A Participant may have only two (2) loans outstanding at a time; provided that a Participant may not have two (2) loans of the same type (Principal Residence or General Purpose) outstanding at any given time. A Participant shall not be entitled to take a second loan if the Participant is in default on a prior loan of the same type and has not repaid the defaulted amount to the Plan.

(h)	If, in connection with the granting of a loan to a Participant, a portion or all of any of his or her Accounts has been liquidated, the Committee shall establish temporary “Counterpart Loan Accounts” (not subject to adjustment under Subsection 8.02) corresponding to each such liquidated or partially liquidated Account to reflect the current investment of that Before-Tax Contribution Account or Rollover Contribution Account, for example, in such loan. In general, the initial credit balance in any such Counterpart Loan Account shall be the amount by which the corresponding Account was liquidated in order to make the loan. Interest accruing on such a loan shall be allocated among and credited to the Participant’s Counterpart Loan Accounts established in connection with the loan, in proportion to the then net credit balances in such Counterpart Loan Accounts, as such interest accrues. Each repayment of principal and interest shall be allocated among and charged to such Counterpart Loan Accounts, and shall be allocated among and credited to the corresponding Accounts, on the same proportionate basis; provided that all such repayments shall be credited in accordance with the investment elections in effect on the date each repayment is credited. The Committee may adopt rules and procedures for loan accounting and repayment which differ from the foregoing provisions of this Subparagraph (h), but which are consistent with the general principle that a loan to a Participant under this Subsection constitutes an investment of his or her Accounts rather than a general investment of the Trust Fund. Repayments shall be required to be invested during the month in which received or within such longer period as the Committee may reasonably determine, but in any event within the time required by Subsection 5.01. Any such repayment shall be made by payroll deduction unless otherwise permitted by the Committee.

(i)	The Committee may establish uniform rules to apply where Participants fail to repay any portion of loans made to them pursuant to this Subsection and accrued interest thereon in accordance with the terms of the loans, or where any portion of any loan and accrued interest thereon remains unpaid on a Participant’s Separation Date. To the extent consistent with Internal Revenue Service rules and regulations, such rules may include charging unpaid amounts against a Participant’s Accounts (in such order as the Committee decides), and treating the amounts so charged as a payment to the Participant for purposes of SECTION 10. The Committee may charge a Participant’s Account for reasonable and necessary administrative fees incurred in administering any loan under this Subsection in accordance with uniform rules and procedures applicable to all Participants similarly situated. Loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Code.

(j)	Any loan which was being administered under a Predecessor Plan and which was transferred to this Plan shall be governed by the applicable terms of this Plan on and after the transfer date.
11.02 After-Tax Withdrawals
     A Participant may withdraw all or a portion of his or her After-Tax Account, if any. The timing of such withdrawals shall be established by the Committee.
11.03 Hardship Withdrawals
     In the event a Participant suffers a serious financial hardship, such Participant may withdraw a portion of the vested balance in his or her Accounts (excluding his or her Annual Company Contribution Account, his or her Transition Contribution Account, any portion of his or her Before-Tax Contribution Account attributable to qualified non-elective contributions (if applicable), any portion of his or her Matching Contribution Account attributable to Matching Contributions made on or after February 24, 2009, and any earnings credited to his or her Before-Tax Contribution Account on or after January 1, 1989), provided that the amount of the withdrawal is at least $250.00 and does not exceed the amount required to meet the immediate financial need created by the serious financial hardship.

(a)	Immediate and Heavy Need. A hardship shall be deemed on account of immediate and heavy financial need only if the withdrawal is on account of:
(i)	Tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant or his or her spouse, children or dependents (determined under Code Section 152 without regard to Section 152(b)(1), (b)(2) and (d)(1)(B));

(ii)	Costs directly related to the purchase of a primary residence for the Participant (not including mortgage payments);

(iii)	Unreimbursed medical expenses that would be deductible by the Participant for federal income tax purposes pursuant to Code Section 213, and that are incurred by the Participant, the Participant’s spouse or any dependent (as defined in Code Section 152 without regard to the change in the definition under the Working Families Tax Relief Act of 2004) including any non-custodial child who is subject to the special rule of Code Section 152(e); or amounts necessary to obtain medical care or medically necessary equipment or services for the Participant, the Participant’s spouse or a dependent described in this Subparagraph (iii);

(iv)	The need to prevent eviction of the Participant from his or her primary residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)	Payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Section 152(d)(1)(B)); or

(vi)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
(b)	Necessary amount. A determination of whether the requirement that the withdrawal not exceed the amount required to meet the immediate financial need created by the serious financial hardship is satisfied shall be made on the basis of all relevant facts and circumstances in a consistent and nondiscriminatory manner; provided, however, that the Participant must provide the Committee with a statement on which the Committee may reasonably rely, unless it has actual knowledge to the contrary, certifying that the Participant’s financial need cannot be relieved by all of the following means:

(i)	Through reimbursement or compensation by insurance or otherwise,

(ii)	By reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

(iii)	By cessation of elective contributions under this Plan, or other distributions from this Plan, and

(iv)	By other distributions, such as the distribution of dividends which are currently available to the Participant, or nontaxable (at the time of the loan) loans from Plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.
For purposes of this Subsection, the Participant’s resources shall be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Participant. Property owned by the Participant and the Participant’s spouse, whether as community property, joint tenants, tenants by the entirety, or tenants in common, will be deemed a resource of the Participant. However, property held for the Participant’s child under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Participant.

(c)	A Participant may not request more than two (2) withdrawals per calendar year under this Subsection.

(d)	To obtain a hardship withdrawal, a Participant must submit his withdrawal request in accordance with procedures and within such time periods as may be determined by the Committee. Hardship withdrawals shall be made as soon as administratively feasible after the Committee has received the Participant’s withdrawal request and such information and documents from the Participant as the Committee shall deem necessary.
11.04 Age 59-1/2 Withdrawals
     Upon making an application to the Committee, a Participant who has attained the age of fifty-nine and one-half (59-1/2) may withdraw part or all of his or her vested Account balances (excluding his or her Annual Company Contribution Account and his or her Transition Contribution Account). The form and timing of such applications and withdrawals shall be established by the Committee.
11.05 Additional Rules for Withdrawals
     Withdrawals made pursuant to Subsections 11.02, 11.03 and 11.04 shall be made in cash and shall be charged to the Participant’s vested Accounts (if applicable) in such order as shall be determined by the Committee and applied uniformly. Requests for a withdrawal shall be made in such manner and in accordance with such rules as the Committee determines. If the Committee determines in its discretion that a withdrawal under this Subsection shall be made in a manner other than in writing, any Participant who makes a request pursuant to such method may receive written confirmation of such request; further, any such request and confirmation shall be the equivalent of a writing for all purposes.

SECTION 12
Reemployment
12.01 Reemployed Participants
     Except as provided below, if a Participant is reemployed by an Employer following a termination of employment, such Participant shall resume participation in the Plan for all purposes on the first day of the first payroll period following his rehire date that he is a member of a Covered Group. If a former Employee or Eligible Employee is reemployed by an Employer, Service he or she had accrued prior to his or her termination of employment will be reinstated for purposes of determining his or her eligibility to participate in the Plan, and he or she shall become eligible to participate in the Plan in accordance with the provisions of Subsection 3.01.
12.02 Calculation of Service Upon Reemployment
(a)	Reemployment with Vested Interest in Plan Accounts. If at the time the Participant terminated employment, he or she had either (A) a vested interest in his or her Before-Tax Contribution Account, Annual Company Contribution Account, Transition Contribution Account, Matching Contribution Account or Predecessor Company Account, or (B) amounts credited to his or her Before-Tax Contribution Account, the following rules shall apply:
(i)	If the Participant is reemployed by a Controlled Group Member before he or she incurs five (5) consecutive One-Year Breaks In Service, the Participant may repay to the Trustee, within five (5) years of his or her Reemployment Date, the total amount previously distributed to him or her from his or her Plan Accounts subject to vesting as a result of his or her earlier termination of employment. If a Participant makes such a repayment to the Trustee, both the amount of the repayment and the Forfeiture that resulted from the previous termination of employment shall be credited to his or her Accounts as of the Accounting Date coincident with or next following the date of repayment and he or she shall continue to vest in such amounts in accordance with the vesting schedule in effect at the Participant’s reemployment.

(ii)	If a Participant is reemployed by a Controlled Group Member on or after he or she incurs five (5) consecutive One-Year Breaks in Service, his or her pre-break Service shall count as Service for purposes of vesting in amounts credited to his or her Annual Company Contribution Account, Transition Contribution Account, Matching Contribution Account or Predecessor Company Account, as applicable, on or after such reemployment. However, pre-break Forfeitures will not be restored to such Participant’s Accounts and such Participant’s post-break Service shall be disregarded for purposes of vesting in his or her pre-break Annual

Company Contribution Account, Transition Contribution Account, Matching Contribution Account or Predecessor Company Account, as applicable.
(b)	Reemployment with No Vested Interest in Plan Accounts. If at the time the Participant terminated employment, he or she did not have either (A) a vested interest in his or her Annual Company Contribution Account, Transition Contribution Account, Matching Contribution Account, or Predecessor Company Account, or (B) amounts credited to his or her Before-Tax Contribution Account, the following rules shall apply:
(i)	If the Participant is reemployed by a Controlled Group Member before he or she incurs five (5) consecutive One-Year Breaks In Service, the amount of the Forfeiture that resulted from the previous termination of employment shall be credited to his or her Accounts as of the Accounting Date coincident with or next following the date of his or her reemployment or as soon as administrative feasible thereafter and he or she shall continue to vest in such amounts.

(ii)	If the Participant is reemployed by a Controlled Group Member before he or she incurs five (5) consecutive One-Year Breaks In Service, pre-break Forfeitures shall not be restored to his or her Accounts. In addition, if the Participant’s number of consecutive One-Year Breaks In Service exceeds the greater of five (5) of the aggregate number of such Participant’s pre-break Service, such pre-break Service shall be disregarded for purposes of vesting in amounts credited to his or her Employer Contribution Accounts after such employment.
(c)	Forfeitures. Forfeitures that are credited to a Participant’s Accounts under this Subsection shall be allocated from amounts forfeited under Subsection 10.01 or the applicable Supplement or, in the absence of such amounts, shall reduce income and gains of the Fund to be credited under Subsection 8.02.

(d)	Transferred Participants. Notwithstanding any Plan provision to the contrary, all service of a Transferred Participant that was recognized under the Sara Lee Plan as of the Effective Date (or as of a subsequent transfer of employment described in Subparagraph 2.66(b), if applicable) shall be recognized and taken into account under the Plan to the same extent as if such service had been completed under the Plan, subject to the provisions of this Section and any applicable break in service rules under this Plan and the Sara Lee Plan.

(e)	Former NTX and Sara Lee Employees. If an individual (i) was previously employed by the Sara Lee Corporation (referred to as the “prior employers” for purposes of this Subparagraph), and (ii) subsequently becomes an Employee of an Employer or a Controlled Group Member; all of the individual’s service with the prior employers shall be recognized and taken into account under the Plan to the same extent as of such service had been completed under the Plan, subject to the provisions of this Section and any applicable break in service rules under the applicable prior employer’s plans.

SECTION 13
Special Rules for Top-Heavy Plans
13.01 Purpose and Effect
     The purpose of this SECTION 13 is to comply with the requirements of Code Section 416. The provisions of this SECTION 13 shall be effective for each Plan Year in which the Plan is a “Top-Heavy Plan” within the meaning of Code Section 416(g).
13.02 Top Heavy Plan
     In general, the Plan will be a Top-Heavy Plan for any Plan Year if, as of the last day of the preceding Plan Year (the “Determination Date”), the aggregate Account balances of Participants in this Plan who are Key Employees (as defined in Section 416(i)(1) of the Code) exceed sixty percent (60%) of the aggregate Account balances of all Participants in the Plan. In making the foregoing determination, the following special rules shall apply:
(a)	A Participant’s Account balance shall be increased by the aggregate distributions, if any, made with respect to the Participant during the one (1) year period ending on the Determination Date (including distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Section 416(g)(2)(A)(i) of the Code). In the case of a distribution made for a reason other than separation from service, death or Total Disability, the one (1) year period shall be replaced with a five (5) year period.

(b)	The Account balance of, and distributions to, a Participant who was previously a Key Employee, but who is no longer a Key Employee, shall be disregarded.

(c)	The Account of a Beneficiary of a Participant shall be considered the Account of a Participant.

(d)	The Account balances of a Participant who did not perform any services for the Employers during the one (1) year period ending on the Determination Date shall be disregarded.
13.03 Key Employee
     In general, a “Key Employee” is an Employee who, at any time during the Plan Year that includes the Determination Date was:
(a)	An officer of an Employer receiving annual Compensation greater than $140,000 (as adjusted under Section 416(i)(l) of the Code);

(b)	A five percent (5%) owner of an Employer; or

(c)	A one percent (1%) owner of an Employer receiving annual Compensation from any of the Employers and the Controlled Group Members of more than $150,000.
13.04 Minimum Employer Contribution
     For any Plan Year in which the Plan is a Top-Heavy Plan, an Employer’s contribution, if any, credited to each Participant who is not a Key Employee shall not be less than three percent (3%) of such Participant’s Compensation for that year. For purposes of the foregoing, contributions under Subsection 5.01 shall not be considered Employer contributions. In no event, however, shall an Employer contribution credited in any year to a Participant who is not a Key Employee (expressed as a percentage of such Participant’s Compensation) exceed the maximum Employer contribution credited in that year to a Key Employee (expressed as a percentage of such Key Employee’s Compensation).
13.05 Aggregation of Plans
     Each other defined contribution plan and defined benefit plan maintained by the Employers that covers a “Key Employee” as a Participant or that is maintained by the Employers in order for a Plan covering a Key Employee to qualify under Section 401(a)(4) and 410 of the Code shall be aggregated with this Plan in determining whether this Plan is Top-Heavy. In addition, any other defined contribution or defined benefit plan of the Employers may be included if all such plans which are included when aggregated will continue to qualify under Section 401(a)(4) and 410 of the Code.
13.06 No Duplication of Benefits
     If an Employer maintains more than one plan, the minimum Employer contribution otherwise required under Subsection 13.04 above may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplications of minimum contributions or benefits.
13.07 Compensation
     For purposes of this Section 13, “Compensation” shall mean compensation as defined in Subsection 6.05 of the Plan.

SECTION 14
General Provisions
14.01 Committee’s Records
     The records of the Committee as to an Employee’s age, Separation Date, Leave of Absence, reemployment and Compensation will be conclusive on all persons unless determined to the Committee’s satisfaction to be incorrect.
14.02 Information Furnished by Participants
     Participants and their Beneficiaries must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan. The benefits of the Plan for each person are on the condition that he or she furnish promptly true and complete evidence, data and information requested by the Committee.
14.03 Interests Not Transferable
     Except as otherwise provided in Subsection 14.04 and as may be required by application of the tax withholding provisions of the Code or of a state’s income tax act, benefits under the Plan are not in any way subject to the debts or other obligations of the persons entitled to such benefits and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, or encumbered.
14.04 Domestic Relations Orders
     If the Committee receives a domestic relations order issued by a court pursuant to a state’s domestic relations law, the Committee will direct the Trustee to make such payment of the Participant’s vested benefits to an Alternate Payee or Payees as such order specifies, provided the Committee first determines that such order is a qualified domestic relations order (“QDRO”) within the meaning of Section 414(p) of the Code. The Committee will establish reasonable procedures for determining whether or not a domestic relations order is a QDRO. Upon receiving a domestic relations order, the Committee shall promptly notify the Participant and any Alternate Payee named in the order that the Committee has received the order and any procedures for determining whether the order is a QDRO. If, within eighteen (18) months after receiving the order, the Committee makes a determination that the order is a QDRO, any direction to the Trustee to pay the benefits to an Alternate Payee as specified in the QDRO will include a direction to pay any amounts that were to be paid during the period prior to the date the Committee determines that the order is a QDRO. If during the eighteen (18) month period the Committee determines that the order is not a QDRO or no determination is made with respect to whether the order is a QDRO, the Committee will direct the Trustee to pay the amounts that would have been paid to the Alternate Payee pursuant to the terms of the order to the Participant if such amounts otherwise would have been payable to the Participant under the terms of the Plan. The Committee in its discretion may maintain an Account for an Alternate Payee to which any amount that is to be paid to such Alternate Payee from a Participant’s Accounts will be credited. The Alternate Payee for whom such Account is maintained may exercise the same elections with respect to the fund or funds in which the Account will be invested as would be permissible for a Participant in the Plan. Further, the Alternate Payee may name a Beneficiary, in the manner provided in Subsection 10.03 to whom the balance in the Account is to be paid in the event the Alternate Payee should die before complete payment of the Account has been made. Distribution of the Alternate Payee’s Account shall be made in accordance with Subsections 10.01 and 10.02, and the Alternate Payee may exercise the same elections with respect to requesting a distribution or partial distribution of his or her Account as would be permissible for a Participant in the Plan; provided that the Alternate Payee’s Required Commencement Date shall be the date on which the Participant attains (or, in the event of the Participant’s death, would have attained) the Participant’s Required Commencement Date. The Committee may direct the Trustee to distribute benefits to an Alternate Payee on the earliest date specified in a QDRO, without regard to whether such distribution is made or commences prior to the Participant’s earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) or the earliest date that the Participant could commence receiving benefits under the Plan.
14.05 Facility of Payment
     When, in the Committee’s opinion, a Participant or Beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to make payments to his or her legal representative, or to a relative or friend of the Participant or Beneficiary for his or her benefit, or the Committee may direct the Trustee to apply the payment for the benefit of the Participant or Beneficiary in any way the Committee considers advisable.
14.06 No Guaranty of Interests
     Neither the Trustee nor the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee and the Employers to make any payment is limited to the available assets of the Trust Fund.
14.07 Rights Not Conferred by the Plan
     The Plan is not a contract of employment, and participation in the Plan will not give any Employee the right to be retained in an Employer’s employ, nor any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.
14.08 Gender and Number
     Where the context admits, words denoting men include women, the plural includes the singular and vice versa.

14.09 Committee’s Decisions Final
     An interpretation of the Plan and a decision on any matter within the Committee’s discretion made by it in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment as it considers equitable and practicable.
14.10 Litigation by Participants
     If a legal action begun against the Trustee, the Committee or any of the Employers by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant’s or Beneficiary’s benefits, the cost to the Trustee, the Committee or any of the Employers of defending the action will be charged to such extent as possible to the sums, if any, involved in the action or payable to the Participant or Beneficiary concerned.
14.11 Evidence
     Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
14.12 Uniform Rules
     In managing the Plan, the Committee will apply uniform rules to all Participants similarly situated.
14.13 Law That Applies
     Except to the extent superseded by laws of the United States, the laws of North Carolina (without regard to any state’s conflict of laws principles) shall be controlling in all matters relating to the Plan.
14.14 Waiver of Notice
     Any notice required under the Plan may be waived by the person entitled to such notice.
14.15 Successor to Employer
     The term “Employer” includes any entity that agrees to continue the Plan under Subparagraph 16.02(c).
14.16 Application for Benefits
     Each Participant or Beneficiary eligible for benefits under the Plan shall apply for such benefits according to procedures and deadlines established by the Committee. In the event of denial of any application for benefits, the procedure set forth in Subsection 14.17 shall apply.

14.17 Claims Procedure
     Claims for benefits under the Plan shall be made in such manner as the Committee shall prescribe. Claims for benefits and the appeal of denied claims under the Plan shall be administered in accordance with Section 503 of ERISA, the regulations thereunder (and any other law that amends, supplements or supersedes said Section of ERISA), and the claims and appeals procedures adopted by the Committee and/or the Appeal Committee, as appropriate, for that purpose. The Plan shall provide adequate notice to any claimant whose claim for benefits under the Plan has been denied, setting forth the reasons for such denial, and shall afford a reasonable opportunity to such claimant for a full and fair review by the Appeal Committee of the decision denying the claim. No action at law or in equity shall be brought to recover benefits under the Plan until the appeal rights described in this Subsection have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part. Any legal action subsequent to a denial of a benefit appeal taken by a Participant against the Plan or its fiduciaries must be filed in a court of law no later than ninety (90) days after the Appeal Committee’s final decision on review of an appealed claim. All decisions and communications relating to claims by Participants, denials of claims or claims appeals under this SECTION 14 shall be held strictly confidential by the Participant, the Committees and the Employers during and at all times after the Participant’s claim has been submitted in accordance with this Section.
14.18 Action by Employers
     Any action required or permitted under the Plan of an Employer shall be by resolution of its Board of Directors or by a duly authorized Committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such Committee.

SECTION 15
No Interest in Employers
     The Employers shall have no right, title or interest in the Trust Fund, nor will any part of the Trust Fund at any time revert or be repaid to an Employer, unless:
(a)	The Internal Revenue Service initially determines that the Plan does not meet the requirements of Section 401(a) of the Code, in which event the assets of the Trust Fund attributable to the contributions made to the Plan by the Employer or Employers with respect to whom such determination is made shall be returned to them; or

(b)	Any portion of a contribution is made by an Employer by mistake of fact and such portion is returned to the Employer within one year after payment to the Trustee; or

(c)	A contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the Employer within one year after the disallowance of the deduction.
     The amount of any contribution that may be returned to an Employer pursuant to Subparagraph (b) or (c) above must be reduced by any portion thereof previously distributed from the Trust Fund to Participants or their Beneficiaries and by any losses of the Trust Fund allocable thereto, and in no event may the return of such amount cause any Participant’s Account balance to be less than the amount that such balance would have been had the contribution not been made under the Plan.

SECTION 16
Amendment or Termination
16.01 Amendment
     While the Employers expect to continue the Plan, the Company reserves the right, subject to SECTION 15, to amend the Plan from time to time, by resolution of the Board of Directors in accordance with Subsection 14.18, or by resolution of a committee authorized to amend the Plan by resolution of the Board of Directors of the Company. Notwithstanding the foregoing, no amendment will reduce a Participant’s Account balance to less than an amount he or she would be entitled to receive if he or she had terminated his or her association with the Employers on the day of the amendment.
16.02 Termination
     The Plan will terminate as to all Employers on any date specified by the Company, by resolution of the Board of Directors in accordance with Subsection 14.18, if advance written notice of the termination is given to the Trustee and the other Employers. The Plan will terminate as to an individual Employer on the first to occur of the following:
(a)	The date it is terminated by that Employer, by resolution of its Board of Directors in accordance with Subsection 14.18, if advance written notice of the termination is given to the Company and the Trustee;

(b)	The date the Employer permanently discontinues its contributions under the Plan; and

(c)	The dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets; provided, however, that upon the occurrence of any of the foregoing events, arrangements may be made whereby the Plan will be continued by a successor to such Employer, in which case the successor will be substituted for such Employer under the Plan.
16.03 Effect of Termination
     On termination or partial termination of the Plan, the date of termination will be an Accounting Date, and, after all adjustments then required have been made, each Participant’s Account balance will be vested in him or her and distributed to him or her by one or more of the methods described in Subsection 10.01 as the Committee decides. All appropriate accounting provisions of the Plan will continue to apply until the Account balances of all Participants have been distributed under the Plan.
16.04 Notice of Amendment or Termination
     Participants will be notified of an amendment or termination within a reasonable time.

16.05 Plan Merger, Consolidation, Etc.
     In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other Plan, each Participant’s benefits if the Plan terminated immediately after such merger, consolidation or transfer shall be equal to or greater than the benefits he or she would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

SECTION 17
Relating to the Plan Administrator and Committees
17.01 The Employee Benefits Administrative Committee
     The Board of Directors of the Company has appointed the Committee, consisting of three (3) or more individuals, to consolidate the powers and duties of administration of the employee benefit plans and programs maintained by the Company. Each appointee to the Committee shall serve for as long as is mutually agreeable to the Company and to the appointee. A majority of the members of the Committee have the power to act on behalf of the Committee. The Committee may delegate any of its responsibilities hereunder, by designating in writing other persons to advise it with regard to any such responsibilities. Any person to whom the Committee has delegated any of its responsibilities also may delegate any of its responsibilities hereunder, subject to the approval of the Committee, by designating in writing other persons to carry out its responsibilities under the Plan, and may retain other persons to advise it with regard to any of such responsibilities. The Committee and any delegate of the Committee hereunder may serve in more than one fiduciary capacity. The Committee and its delegates may allocate fiduciary responsibilities among themselves in any reasonable and appropriate fashion, subject to the approval of the Committee. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Committee elsewhere in the Plan and the Trust Agreement, the Committee shall have the following discretionary powers, rights and duties:
(a)	To approve the appointment and removal of the members of the Appeal Committee, who shall have such powers, rights and duties as are specifically provided elsewhere in the Plan in addition to those delegated by the Committee.

(b)	To act as “Plan Administrator” of the Plan, and to adopt such regulations and rules of procedure as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust Agreement. The Committee shall be the fiduciary responsible for ensuring that procedures safeguarding the confidentiality of all Participant decisions and directions relating to purchase, sale, tendering and voting (as described in Subsection 9.06) of shares of Sara Lee Stock and Hanesbrands credited to such Participants’ Accounts are sufficient and are being followed.

(c)	To determine all questions arising under the Plan other than those determinations that have been delegated to the Appeal Committee or the Investment Committee, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and to make factual findings; such determinations shall be binding on all parties. Benefits under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

(d)	To enforce the Plan in accordance with its terms and the terms of the Trust Agreement and in accordance with the rules and regulations adopted by the Committee.

(e)	To construe and interpret the Plan and Trust Agreement, to reconcile and correct any errors or inconsistencies and to make adjustments for any mistakes or errors made in the administration of the Plan.

(f)	To furnish the Employers with such information as may be required by them for tax or other purposes.

(g)	To employ agents, attorneys, accountants, actuaries or other organizations or persons (who also may be employed by the Employers) and allocate or delegate to them any of the powers, rights and duties of the Committee as the Committee may consider necessary or advisable to properly administer the Plan. To the extent that the Committee delegates to any person or entity the discretionary authority to manage and control the administration of the Plan, such person or entity shall be a fiduciary as defined in ERISA. As appropriate, references to the Committee herein with respect to any delegated powers, rights and duties shall be considered references to the applicable delegate.
17.02 The ERISA Appeal Committee
     The Committee has appointed the Appeal Committee primarily for the purpose of reviewing decisions denying benefits under the Plan and reviewing requests for hardship withdrawals under Subsection 11.03 of the Plan. The Appeal Committee shall consist of five (5) or more individuals, and each such appointee shall serve for as long as is mutually agreeable to the Committee and to the appointee. A majority of the members of the Appeal Committee will have the power to act on behalf of the Appeal Committee. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Appeal Committee elsewhere in the Plan and the Trust Agreement, the Appeal Committee shall have the following powers, rights and duties:
(a)	To adopt such regulations and rules of procedure as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust Agreement.

(b)	To have final review of appeals of decisions by the Committee or its delegates denying benefits under the Plan, and to have final review of decisions by the Committee or its delegates denying requests for hardship withdrawals under Subsection 11.03 of the Plan, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and to remedy ambiguities, inconsistencies or omissions.

(c)	To enforce the Plan in accordance with its terms and the terms of the Trust Agreement, and in accordance with the rules and regulations adopted by the Committee.

(d)	To construe the Plan and Trust Agreement, to reconcile and correct any errors or inconsistencies and to make adjustments for any mistakes or errors made in the administration of the Plan.
     The Committee and the Appeal Committee are sometimes referred to herein collectively as the “Committees.”
17.03 Secretary of the Committee
     Each of the Committees may appoint a secretary to act upon routine matters connected with the administration of the Plan, to whom the Committee or the Appeal Committee, as the case may be, may delegate such authorities and duties as it deems expedient.
17.04 Manner of Action
     During any period in which two (2) or more members of any of the Committees are acting, the following provisions apply where the context admits:
(a)	A member of the Committee or the Appeal Committee, as applicable, by writing may delegate any or all of such member’s rights and duties to any other member, with the consent of the latter.

(b)	The Committee or the Appeal Committee, as applicable may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

(c)	An action or a decision of a majority of the members of the Committee or the Appeal Committee, as the case may be, as to a matter shall be effective as if taken or made by all members of the Committee or the Appeal Committee, as applicable.

(d)	If, because of the number qualified to act, there is an even division of opinion among the members of the Committee or the Appeal Committee, as the case may be, as to a matter, a disinterested party selected by the Committee or the Appeal Committee, as applicable, may decide the matter and such party’s decision shall control.

(e)	The certificate of the secretary of the Committee or the Appeal Committee, as applicable, of a majority of the members that the Committee or the Appeal Committee, as the case may be, has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

17.05 Interested Party
     If any member of the Committee or the Appeal Committee, as applicable also is a Participant in the Plan, such individual may not decide or determine any matter or question concerning payments to be made to such individual unless such decision or determination could be made by such individual under the Plan if such individual were not a member of the applicable committees.
17.06 Reliance on Data
     The Committee or the Appeal Committee, as applicable may rely upon data furnished by authorized officers of any Employer as to the age, Service and Compensation of any Employee of such Employer and as to any other information pertinent to any calculations or determinations to be made under the provisions of the Plan, and the Committees shall have no duty to inquire into the correctness thereof.
17.07 Committee Decisions
     Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Committee or the Appeal Committee, as applicable made by such party in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee or the Appeal Committee, as applicable shall make such adjustments on account thereof as they consider equitable and practicable.

SECTION 18
Adoption of Plan by Controlled Group Members
     With the consent of the Company, any Controlled Group Member of the Company may adopt the Plan and become an Employer hereunder. The adoption of the Plan by any such Controlled Group Member shall be effected by resolution of its Board of Directors, and the Company’s consent thereto shall be effected by resolution of the Committee.

SECTION 19
Supplements to the Plan
     From time to time, the Company or the Committee may adopt Supplements to the Plan for the purpose of modifying the provisions of the Plan as they apply to certain or all Participants in a Covered Group or for the purpose of preserving benefits derived from another plan maintained by an Employer or a Predecessor Company to an Employer. Such Supplements will form a part of the Plan as applied to the Participants affected or covered thereby.
*      *      *
     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by the undersigned officer this 26th day of July, 2006.

HANESBRANDS INC.

By:	/s/ Kevin W. Oliver

Its:	Senior Vice President, Human Resources

EXHIBIT A
Accounts Transferred from the Sara Lee Plan
     The assets and liabilities of the Sara Lee Plan attributable to participants employed by the following businesses/divisions were transferred from the Sara Lee Plan to the Plan as of the Effective Date:

Business /Division	Division Code
Champion Athleticwear	7800
Champion Jogbra	9501
Champion Jogbra (Vermont)	9500
Eden Yarn	9225
Harwood	9260
Hanes Printables	9250
Henson Kicknerick	9300
J. E. Morgan	9265
OuterBanks	9266
Playtex Apparel-Hourly	9401
Playtex Apparel-Salary	9400
Sara Lee Activewear/Hourly	9221
Sara Lee Business Services	9273
(except process level 12702)
Sara Lee Casualwear	9220
(except process level 19901 (Courtalds))
Sara Lee Direct	9271
Sara Lee Hosiery	9210
Sara Lee Intimate Apparel	9200
(except process level 19901 (Courtalds))
Sara Lee Sock Company (previously known as Adams-Millis Corporation)	7995
Sara Lee Underwear	9240
Sara Lee Underwear Weston	9260
Scotch Maid	7975
Socks Galore	9272
Spring City Knitting	9230

Covered Groups
     The following lists the Covered Groups under the Plan as of the Effective Date
1.	Employees of Hanesbrands Inc. other than (a) employees employed in Puerto Rico, and (b) employees covered by a collective bargaining agreement which agreement does not provide for participation in the Plan; provided that participation in the Plan was the subject of good faith bargaining.

SUPPLEMENT A
TO
HANESBRANDS INC.
RETIREMENT SAVINGS PLAN
Provisions Relating to the Merger of the
National Textiles, L.L.C. 401(k) Plan
into the
Hanesbrands Inc. Retirement Savings Plan
     A-1. Purpose. The provisions of this Supplement A apply to: (a) participants in the National Textiles, L.L.C. 401(k) Plan (the “NTX Plan”) as of January 1, 2007 and (b) all other individuals who are active employees of National Textiles, L.L.C. (“NTX”) on January 1, 2007; and shall supersede the provisions of the Plan (except such Plan provisions as impose conditions or limitations required by applicable law) to the extent necessary to eliminate any inconsistency between the Plan and this Supplement A. Effective as of the close of business on January 1, 2007 (the “Merger Date”), the NTX Plan shall be merged into, and continued in the form of, this Plan. The purpose of this Supplement A is to reflect the merger and resulting transfer of accounts of participants in the NTX Plan as of the Merger Date (“NTX Plan Participants”) and to set forth special provisions which shall apply with respect to NTX Plan Participants. The merger and the transfer of assets and liabilities from the NTX Plan to this Plan shall be in accordance with the applicable provisions of ERISA and Sections 401(a)(12), 411(d)(6), and 414(l) of the Code. In addition to providing for the merger of the NTX Plan into this Plan, this Supplement A provides a special vesting rule with respect to individuals who are not NTX Plan Participants but are active employees of NTX on the Merger Date.
     A-2. Participation. Subject to the conditions and limitations of the Plan, each NTX Plan Participant on the Merger Date who is employed by NTX or Hanesbrands Inc. on and after the Merger Date shall automatically become a Participant in this Plan on the Merger Date and shall be covered by this Supplement A. Except as provided in this Supplement A, NTX Plan Participants described in the preceding sentence:
Shall be eligible to make Before-Tax Contributions in accordance with Subparagraph 4.01(a) (and Catch-Up Contributions, if applicable, in accordance with Subsection 4.02);
Shall not be deemed to have made an automatic deferral election under Subparagraph 4.01(b) until such time as otherwise determined by the Committee; and
Shall be eligible to receive Annual Company Contributions in accordance with Subsection 5.02, and Matching Contributions in accordance with Subsection 5.03.
Each other NTX Plan Participant shall, on and after the Merger Date, be treated as a restricted Participant or Beneficiary (as applicable) of the Plan pursuant to Subsection 7.02 and the conditions and limitations of the Plan. Notwithstanding any provision of the Plan to the contrary, NTX Plan Participants who have not met the requirements of Section 3.01 of the Plan prior to the Merger Date shall be permitted to continue making and receiving Plan contributions

1

described in subparagraphs (a), (b) and (c) above on and after the Merger Date; provided, however, that any employee of NTX or Hanesbrands Inc. on and after the Merger Date who did not meet the requirements of Section 3.01 of the Plan as of the Merger Date and who was not an NTX Participant as of the Merger Date, must meet the requirements of Section 3.01 of the Plan on or after the Merger Date prior to becoming a Participant in the Plan.
     A-3. Transfer of Assets. The assets of accounts held in the NTX Plan will be transferred into and become assets of this Plan and will be held, invested and administered by the Trustee with the other assets of the Trust Fund pursuant to the provisions of the Trust Agreement and Plan.
     A-4. Transfer of Accounts. All accounts maintained for NTX Plan Participants under the NTX Plan on the Merger Date shall be adjusted as of that date in accordance with the provisions of the NTX Plan. As soon as administratively practicable following such adjustment, assets and liabilities of the NTX Plan equal to the net credit balances in such accounts, as adjusted, shall be transferred to the Plan and credited to corresponding accounts established for each NTX Plan Participant under the Plan as follows:

NTX Account	HBI Account
Tax-Deferred 401(k) Contribution Account	Before-Tax Contribution Account
After-Tax Account	After-Tax Account
Rollover Account	Rollover Contribution Account
Prior ESOP Account	Predecessor Company Account
Matching Contribution Account	Predecessor Company Account
Prior Company Account	Predecessor Company Account
Effective as of the Merger Date, NTX Plan Participants’ accounts under the NTX Plan shall be paid from the Plan in accordance with the terms of the Plan.
     A-5. Plan Benefits for Participants Who Terminated Employment Prior to the Merger Date. The benefits that would have been provided under the Plan with respect to any Participant who retired or whose employment otherwise terminated prior to the Merger Date will be provided from the Plan pursuant to the provisions thereof.
     A-6. Vesting. As of the Merger Date, each NTX Plan Participant, employed by NTX or the Employer on the Merger Date, shall be 100% vested in and have a nonforfeitable interest in all contributions made to the Plan prior to the Merger Date and on and after the Merger Date. Each other NTX Plan Participant who was not employed by NTX, the Employer or a Controlled Group Member on the Merger Date shall be vested in his Account balance to the same extent that he was vested at his Separation Date, subject to Section 12 of the Plan. Each individual who is actively employed by NTX on the Merger Date but is not then an NTX Plan Participant shall be 100% vested in and have a nonforfeitable interest in all contributions made to the Plan on his behalf on and after the Merger Date.
     A-7. Loans. Any loans from the NTX Plan to NTX Plan Participants that are outstanding as of the Merger Date shall be transferred to the Plan and will be held and

2

administered hereunder pursuant to the terms of such loans, regulations under the Code and ERISA, and rules established by the Committee.
     A-8. Transfer of Records. On or as soon as practicable after the Merger Date, the administrator of the NTX Plan shall transfer to the Plan Administrator all administrative records maintained with respect to NTX Plan Participants.
     A-9. Use of Terms. The provisions of this Supplement A shall supersede the provisions of the Plan (except such Plan provisions that impose conditions or limitations required by applicable law) to the extent necessary to eliminate any inconsistency between this Supplement A and the Plan. Terms used in this Supplement A shall, unless defined in this Supplement A or otherwise noted, have the meanings given to those terms elsewhere in the Plan.

3

SUPPLEMENT B
TO
HANESBRANDS INC.
RETIREMENT SAVINGS PLAN
Special Participation Provisions
The following individuals shall become Participants pursuant to Subsection 3.01(a)(i) of the Plan without regard to age (except for purposes of the Annual Company Contribution):

EMPLOYEE ID	BIRTHDATE	STATUS DATE
150720	2/26/1989	10/2/2007
150703	6/28/1987	9/30/2007
150710	11/12/1987	10/2/2007
150712	6/4/1988	10/2/2007
150575	9/10/1988	9/19/2007
150627	1/16/1987	9/23/2007
150574	10/21/1987	9/19/2007
150578	12/26/1988	9/19/2007
150637	10/24/1987	9/24/2007
150462	8/22/1987	9/11/2007
150401	9/17/1987	9/4/2007
150436	12/5/1987	9/11/2007
150468	5/26/1989	9/5/2007
150125	4/12/1989	8/28/2007
149971	6/17/1988	8/17/2007
149981	11/17/1987	8/19/2007
149953	11/10/1987	8/14/2007
150453	5/13/1989	9/10/2007
149540	5/18/1988	7/10/2007
149571	2/20/1988	7/9/2007
149337	3/15/1988	6/15/2007
149265	4/29/1988	6/11/2007
149263	8/12/1987	6/11/2007
149194	5/2/1987	5/31/2007
148964	4/29/1988	517/2007
148879	9/2/1987	4/30/2007
148830	10/14/1988	4/24/2007
148666	8/12/1988	12/27/2007
148669	3/12/1988	3/30/2007
148461	11/20/1988	2/27/2007
148508	5/29/1988	3/7/2007
148461	11/20/1988	2/27/2007

A-1

EMPLOYEE ID	BIRTHDATE	STATUS DATE
148391	12/1/1988	2/15/2007
148203	7/5/1988	1/24/2007
148332	12/1/1990	2/6/2007
135548	5/5/1989	9/20/2006
135163	4/28/1988	8/28/2006

A-2